Exhibit (p)(2)(iii)

ALLIANCE CAPITAL MANAGEMENT L.P.

CODE OF BUSINESS CONDUCT AND ETHICS

“Trust is the foundation of an investment management company, an attribute that takes years to establish and just days to destroy. Promoting and sustaining a fiduciary culture is, therefore, a business imperative.”

- Lewis A. Sanders, Chief Executive Officer

October 2004

A Message from Lewis A. Sanders,

Chief Executive Officer of Alliance Capital

Trust is the foundation of an investment management company, an attribute that takes years to establish, constant vigilance to maintain, and just days to destroy. Honesty, integrity, and high ethical standards must be practiced on a daily basis in order to protect this most critical asset.

We have made great strides recently in enhancing our sensitivity to our fiduciary obligations, and in ensuring that we meet those obligations. The creation of new senior management committees (the Internal Compliance Controls Committee and the Code of Ethics Oversight Committee), the appointment of a new Conflicts Officer and the retention of a Company Ombudsman all are designed to provide Alliance employees with guidance, and to give employees multiple avenues in which to explore work-related issues or questions. Our business is about making and keeping long-term commitments.

Alliance has long been committed to maintaining and promoting high ethical standards and business practices. We have prepared this Code of Business Conduct and Ethics (the “Code”) in order to establish a common vision of our ethical standards and practices. The Code is intended to establish certain guiding principles for all of us and not to be an exhaustive guide to all the detailed rules and regulations governing the conduct of business in the various countries where we do business. Separately, we have prepared a series of fiduciary and business-related policies and procedures, which set forth detailed requirements to which all employees are subject. We also have prepared various Compliance Manuals, which provide in summary form, an overview of the concepts described in more detail in this Code and in our other policies and procedures.

You should take the time to familiarize yourself with the policies in this Code and use common sense in applying them to your daily work environment and circumstances. Your own personal integrity and good judgment are the best guides to ethical and responsible conduct. If you have questions, you should discuss them with your supervisor, the General Counsel, the Chief Compliance Officer or a representative of the Legal and Compliance Department or Human Resources. If the normal channels for reporting are not appropriate, or if you feel uncomfortable utilizing them, issues may be brought to the attention of the Company Ombudsman, who is an independent, informal and confidential resource for concerns about Alliance business matters that may implicate issues of ethics or questionable practices.

Our continued success depends on each of us maintaining high ethical standards and business practices. I count on each of you to apply good ethics and sound judgment in your daily responsibilities in order to help ensure that success.

Lewis A. Sanders

ALLIANCE CAPITAL MANAGEMENT L.P

CODE OF BUSINESS CONDUCT AND ETHICS

1.	Introduction	1

2.	The Alliance Fiduciary Culture	2

3.	Compliance with Laws, Rules and Regulations	2

4.	Conflicts of Interest / Unlawful Actions	3

5.	Insider Trading	4

6.	Personal Trading: Summary Restrictions	4

7.	Outside Directorships and Other Outside Activities and Interests	6

(a) Board Member or Trustee		6

(b) Other Affiliations		7

(c) Outside Financial or Business Interests		7

8.	Gifts, Entertainment and Inducements	8

9.	Dealings with Government Personnel	8

10.	Political Contributions by or on behalf of Alliance Capital	9

11.	“Ethical Wall” Policy	9

12.	Corporate Opportunities and Resources	10

13.	Antitrust and Fair Dealing	10

14.	Recordkeeping and Retention	11

15.	Improper Influence on Conduct of Audits	11

16.	Accuracy of Disclosure	11

17.	Confidentiality	11

18.	Protection and Proper Use of Alliance Assets	12

19.	Compliance Practices/Policies of Group Subsidiaries	13

20.	Exceptions from the Code	13

21.	Regulatory Inquiries and Litigation	14

(a) Requests for Information		14

(b) Types of Inquiries		14

(c) Responding to Information Requests		14

(d) Use of Outside Counsel		14

(e) Regulatory Investigation		15

(f) Litigation		15

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22.	Compliance and Reporting of Misconduct / “Whistleblower” Protection	15

23.	Company Ombudsman	15

24.	Sanctions	16

25.	Annual Certifications	16

	Annual Certification Form	17

APPENDIX A

PERSONAL TRADING POLICIES AND PROCEDURES

1.	Overview	A-1

(a) Introduction		A-1

(b) Definitions		A-1

2.	Requirements and Restrictions – All Employees	A-5

(a) General Standards		A-5

(b) Disclosure of Personal Accounts		A-6

(c) Designated Brokerage Accounts		A-6

(d) Pre-Clearance Requirement		A-6

(e) Limitation on the Number of Trades		A-9

(f) Short-Term Trading		A-9

(g) Short Sales		A-10

(h) Trading in Alliance Units and Closed-End Mutual Funds		A-10

(i) Securities Being Considered for Purchase or Sale		A-10

(j) Restricted List		A-12

(k) Dissemination of Research Information		A-12

(l) Initial Public Offerings		A-14

(m) Limited Offerings		A-14

3.	Additional Restrictions – Portfolio Managers for Specific Client Accounts	A-14

(a) Blackout Periods		A-15

(b) Actions During Blackout Periods		A-15

(c) Transactions Contrary to Client Positions		A-15

4.	Additional Restrictions – Centralized Portfolio Management Groups	A-15

(a) Value SPMs and Investment Policy Groups		A-15

(b) Bernstein Value SBU		A-16

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5.	Additional Restrictions – Research Analysts	A-16

(a) Blackout Periods		A-16

(b) Actions During Blackout Periods		A-16

(c) Actions Contrary to Ratings		A-16

6.	Reporting Requirements	A-17

(a) Duplicate Confirmations and Account Statements		A-17

(b) Initial Holdings Reports by Employees		A-17

(c) Quarterly Reports by Employees		A-17

(d) Annual Holdings Reports by Employees		A-18

(e) Report and Certification to the Board of Directors of Fund Clients		A-18

(f) Report Representations		A-19

(g) Maintenance of Reports		A-19

7.	Reporting Requirements for Directors who are not Employees	A-19

(a) Affiliated Directors		A-19

(b) Outside Directors		A-21

(c) Reporting Exceptions		A-21

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1.	Introduction

This Code of Business Conduct and Ethics (the “Code”) summarizes the values, principles and business practices that guide our business conduct. The Code establishes a set of basic principles to guide all Alliance employees (including Alliance directors where applicable) regarding the minimum requirements which we are expected to meet. The Code applies to all of our offices worldwide. It is not, however, intended to provide an exhaustive list of all the detailed internal policies and procedures, regulations and legal requirements that may apply to you as an Alliance employee and/or a representative of one of our regulated subsidiaries.

All individuals subject to the provisions of this Code must conduct themselves in a manner consistent with the requirements and procedures set forth herein. Adherence to the Code is a fundamental condition of service with us, any of our subsidiaries or joint venture entities, or our general partner (the “Alliance Group”).

Alliance Capital Management L.P. (“Alliance,” “we” or “us”) is a registered investment adviser and acts as investment manager or adviser to registered investment companies, institutional investment clients, employee benefit trusts, high net worth individuals and other types of investment advisory clients. In this capacity, we serve as fiduciaries. The fiduciary relationship mandates adherence to the highest standards of conduct and integrity.

Personnel acting in a fiduciary capacity must carry out their duties for the exclusive benefit of our clients. Consistent with this fiduciary duty, the interests of clients take priority over the personal investment objectives and other personal interests of Alliance personnel. Accordingly:

•	Employees must work to mitigate or eliminate any conflict, or appearance of conflict, between the self-interest of any individual covered under the Code and his or her responsibility to our clients, or to Alliance and its unitholders.

•	Employees must never improperly use their position with Alliance for personal gain to themselves, their family or any other person.

The Code is intended to comply with Rule 17j-1 under the (U.S.) Investment Company Act of 1940 (the “1940 Act”) which applies to us because we serve as an investment adviser to registered investment companies. Rule 17j-1 specifically requires us to adopt a code of ethics that contains provisions reasonably necessary to prevent our “access persons” (as defined herein) from engaging in fraudulent conduct, including insider trading. In addition, the Code is intended to comply with the provisions of the (U.S.) Investment Advisers Act of 1940 (the “Advisers Act”), including Rule 204A-1, which requires registered investment advisers to adopt and enforce codes of ethics applicable to their supervised persons. Finally, the Code is intended to comply with Section 303A.10 of the New York Stock Exchange (“NYSE”) Listed Company Manual, which applies to us because the units of Alliance Capital Management Holding L.P. (“Alliance Holding”) are traded on the NYSE.

Additionally, certain entities within the Alliance Group, such as Sanford C. Bernstein & Co., LLC and Sanford C. Bernstein Limited, have adopted supplemental codes of ethics to address specific regulatory requirements applicable to them. All employees are obligated to determine if any of these codes are applicable to them, and abide by such codes as appropriate.

2.	The Alliance Fiduciary Culture

The primary objective of Alliance’s business is to provide value, through investment advisory and other financial services, to a wide range of clients, including governments, corporations, financial institutions, high net worth individuals and pension funds.

Alliance requires that all dealings with, and on behalf of existing and prospective clients be handled with honesty, integrity and high ethical standards, and that such dealings adhere to the letter and the spirit of applicable laws, regulations and contractual guidelines. As a general matter, Alliance is a fiduciary that owes its clients a duty of undivided loyalty, and each employee has a responsibility to act in a manner consistent with this duty.

When dealing with or on behalf of a client, every employee must act solely in the best interests of that client. In addition, various comprehensive statutory and regulatory structures such as the 1940 Act, the Advisers Act and ERISA, the Employee Retirement Income Security Act, all impose specific responsibilities governing the behavior of personnel in carrying out their responsibilities. Alliance and its employees must comply fully with these rules and regulations. Legal and Compliance Department personnel are available to assist employees in meeting these requirements.

All employees are expected to adhere to the high standards associated with our fiduciary duty, including care and loyalty to clients, competency, diligence and thoroughness, and trust and accountability. Further, all employees must actively work to avoid the possibility that the advice or services we provide to clients is, or gives the appearance of being, based on the self-interests of Alliance or its employees and not the clients’ best interests.

Our fiduciary responsibilities apply to a broad range of investment and related activities, including sales and marketing, portfolio management, securities trading, allocation of investment opportunities, client service, operations support, performance measurement and reporting, new product development as well as your personal investing activities. These obligations include the duty to avoid material conflicts of interest (and, if this is not possible, to provide full and fair disclosure to clients in communications), to keep accurate books and records, and to supervise personnel appropriately. These concepts are further described in the Sections that follow.

3. Compliance with Laws, Rules and Regulations

Alliance Capital has a long-standing commitment to conduct its business in compliance with applicable laws and regulations and in accordance with the highest ethical principles. This commitment helps ensure our reputation for honesty, quality and integrity. All individuals subject to the Code are required to comply with all such laws and regulations. All U.S. employees, as well as non-U.S. employees who act on behalf of U.S. clients or funds, are required to comply with the U.S. federal securities laws. These laws include, but are not limited to, the 1940 Act, the Advisers Act, ERISA, the Securities Act of 1933 (“Securities Act”), the Securities Exchange Act of 1934 (“Exchange Act”), the Sarbanes-Oxley Act of 2002, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to our activities, and any rules adopted thereunder by the Securities and Exchange Commission (“SEC”) or the Department of the Treasury. As mentioned above, as a listed company, we are also subject to specific rules promulgated by the NYSE. Similarly, our non-US affiliates are subject to additional laws and regulatory mandates in their respective jurisdictions, which must be fully complied with.

4.	Conflicts of Interest / Unlawful Actions

A “conflict of interest” exists when a person’s private interests may be contrary to the interests of Alliance’s clients or to the interests of Alliance or its unitholders.

A conflict situation can arise when an Alliance employee takes actions or has interests (business, financial or otherwise) that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may arise, for example, when an Alliance employee, or a member of his or her family,1 receives improper personal benefits (including personal loans, services, or payment for services that the Alliance employee performs in the course of Alliance business) as a result of his or her position at Alliance, or gains personal enrichment or benefits through access to confidential information. Conflicts may also arise when an Alliance employee, or a member of his or her family, holds a significant financial interest in a company that does an important amount of business with Alliance or has outside business interests that may result in divided loyalties or compromise independent judgment. Moreover, conflicts may arise when making securities investments for personal accounts or when determining how to allocate trading opportunities. Additional conflicts of interest are highlighted in the Alliance Policy and Procedures for Giving and Receiving Gifts and Entertainment, a copy of which can be found on the Legal and Compliance Department intranet site.

Conflicts of interest can arise in many common situations, despite one’s best efforts to avoid them. This Code does not attempt to identify all possible conflicts of interest. Literal compliance with each of the specific procedures will not shield you from liability for personal trading or other conduct that violates your fiduciary duties to our clients. Alliance employees are encouraged to seek clarification of, and discuss questions about, potential conflicts of interest. If you have questions about a particular situation or become aware of a conflict or potential conflict, you should bring it to the attention of your supervisor, the General Counsel, the Conflicts Officer, the Chief Compliance Officer or a representative of the Legal and Compliance Department or Human Resources.

In addition to the specific prohibitions contained in the Code, you are, of course, subject to a general requirement not to engage in any act or practice that would defraud our clients. This general prohibition (which also applies specifically in connection with the purchase and sale of a Security held or to be acquired or sold, as this phrase is defined in the Appendix) includes:

•	Making any untrue statement of a material fact or employing any device, scheme or artifice to defraud a client;

•	Omitting to state (or failing to provide any information necessary to properly clarify any statements made, in light of the circumstances) a material fact, thereby creating a materially misleading impression;

•	Making investment decisions, changes in research ratings and trading decisions other than exclusively for the benefit of, and in the best interest of, our clients;

[1]	For purposes of this section of the Code, unless otherwise specifically provided, (i) “family” means your spouse/domestic partner, parents, children, siblings, in-laws by marriage (i.e., mother, father, son and/or daughter-in-law) and anyone who shares your home; and (ii) “relative” means your immediate family members and your first cousins.

•	Using information about investment or trading decisions or changes in research ratings (whether considered, proposed or made) to benefit or avoid economic injury to you or anyone other than our clients;

•	Taking, delaying or omitting to take any action with respect to any research recommendation, report or rating or any investment or trading decision for a client in order to avoid economic injury to you or anyone other than our clients;

•	Purchasing or selling a security on the basis of knowledge of a possible trade by or for a client with the intent of personally profiting from personal holdings in the same or related securities (“front-running” or “scalping”);

•	Revealing to any other person (except in the normal course of your duties on behalf of a client) any information regarding securities transactions by any client or the consideration by any client of any such securities transactions; or

•	Engaging in any act, practice or course of business that operates or would operate as a fraud or deceit on a client or engaging in any manipulative practice with respect to any client.

5.	Insider Trading

There are instances where Alliance employees may have confidential “inside” information about Alliance or its affiliates, or about a company with which we do business, or about a company in which we may invest on behalf of clients, that is not known to the investing public. Alliance employees must maintain the confidentiality of such information. If a reasonable investor would consider this information important in reaching an investment decision, the Alliance employee with this information must not buy or sell securities of any of the companies in question or give this information to another person who trades in such securities. This rule is very important, and Alliance has adopted the following three specific policies that address it: Policy and Procedures Concerning Purchases and Sales of Alliance Units, Policy and Procedures Concerning Purchases and Sales of Alliance Closed-End Mutual Funds, and Policy and Procedures Regarding Insider Trading (collectively, the “Alliance Insider Trading Policies”). A copy of the Alliance Insider Trading Policies may be found on the Legal and Compliance Department intranet site. All Alliance employees are required to be familiar with these policies2 and to abide by them.

6.	Personal Trading: Summary Restrictions

Alliance recognizes the importance to its employees of being able to manage and develop their own and their dependents’ financial resources through long-term investments and strategies. However, because of the potential conflicts of interest inherent in our business, our industry and Alliance have implemented certain standards and limitations designed to minimize these conflicts and help ensure that we focus on meeting our duties as a fiduciary for our clients. As a general matter, Alliance discourages personal investments by employees in individual securities and encourages personal investments in managed collective vehicles, such as mutual funds.

[2]	The subject of insider trading will be covered in Compliance training programs and materials.

Alliance senior management believes it is important for employees to align their own personal interests with the interests of our clients. Consequently, employees are encouraged to invest in the mutual fund products and services offered by Alliance, where available and appropriate.

The policies and procedures for personal trading are set forth in full detail in the Alliance Personal Trading Policies and Procedures, included in the Code as Appendix A. The following is a summary of the major restrictions that apply to personal trading by employees, their immediate family members and other financial dependents:

•	Employees must disclose all of their securities and mutual fund accounts to the Legal and Compliance Department;

•	Employees may maintain securities accounts only at specified designated broker-dealers;

•	Employees must pre-clear all securities trades, including non-affiliated mutual funds (but not money market funds), in writing with the Legal and Compliance Department prior to placing trades with their broker-dealer (prior supervisory approval is required for portfolio managers, research analysts, traders, persons with access to Alliance research, and others designated by the Legal and Compliance Department);

•	Employees may only make five trades in individual securities during any rolling thirty calendar-day period;

•	Employee purchases of individual securities are subject to a one-year holding period (ninety days for mutual funds). No holding period applies to money market funds;

•	Employees may not participate in initial public offerings;

•	Employees must get written approval, and make certain representations, in order to participate in limited or private offerings;

•	Employees must submit initial and annual holding reports, disclosing all securities (including mutual funds, other than money market funds) held in personal accounts;

•	Employees must submit quarterly reports identifying all securities and mutual fund transactions (other than money market funds) in personal accounts that were not otherwise included in broker trade confirmations or account statements already provided to the Legal and Compliance Department;

•	The Legal and Compliance Department has the authority to prevent:

a.	Any personal trade by an employee if the security is being considered for purchase or sale in a client account, there are open orders for the security on a trading desk, or the security appears on any Alliance restricted list;

b.	Any short sale by an employee for a personal account if the security is being held long in Alliance-managed portfolios; and

c.	Any personal trade by a portfolio manager or research analyst in a security that is subject to a blackout period as a result of client portfolio trading or recommendations to clients.

•	Separate requirements and restrictions apply to directors who are not employees of Alliance, as explained in further detail in the Alliance Personal Trading Policies and Procedures, Exhibit A of this document.

This summary should not be considered a substitute for reading, understanding and complying with the detailed restrictions and requirements that appear in the Alliance Personal Trading Policies and Procedures, included as Appendix A to the Code.

7.	Outside Directorships and Other Outside Activities and Interests

Although activities outside of Alliance are not necessarily a conflict of interest, a conflict may exist depending upon your position within Alliance and Alliance’s relationship with the particular activity in question. Outside activities may also create a potential conflict of interest if they cause an Alliance employee to choose between that interest and the interests of Alliance or any client of Alliance. Alliance recognizes that the guidelines in this Section are not applicable to directors of Alliance who do not also serve in management positions within Alliance (“Outside Directors”).

(a) Board Member or Trustee

i.	No Alliance employee shall serve on any board of directors or trustees or in any other management capacity of any unaffiliated public company.

ii.	No Alliance employee shall serve on any board of directors or trustees or in any other management capacity of any private company without prior written approval (other than not-for-profit organizations) from the employee’s supervisor.[3] After obtaining supervisory approval, the employee must obtain written authorization from Alliance’s Chief Compliance Officer who will provide final approval. This approval is also subject to review by, and may require the approval of, Alliance’s Chief Executive Officer. The decision as to whether to grant such authorization will be based on a determination that such service would not be inconsistent with the interests of any client, as well as an analysis of the time commitment and potential personal liabilities and responsibilities associated with the outside directorship. Any Alliance employee who serves as a director or trustee of any private company must resign that position prior to the company becoming a publicly traded company.

iii.	This approval requirement applies regardless of whether an Alliance employee plans to serve as a director of an outside business organization (1) in a personal capacity or (2) as a representative of Alliance or of an entity within the Alliance Group holding a corporate board seat on the outside organization (e.g., where Alliance or its clients may have a significant but non-controlling equity interest in the outside company).

iv.	New employees with pre-existing relationships are required to resign from the boards of public companies and seek and obtain the required approvals to continue to serve on the boards of private companies.

[3]	No approval is required to serve as a trustee/board member of not-for-profit organizations such as religious organizations, foundations, educational institutions, co-ops, private clubs etc., provided that the organization has not issued, and does not have future plans to issue, publicly held securities, including debt obligations. Indeed, Alliance recognizes that its employees often engage in community service in their local communities and engage in a variety of charitable activities, and it commends such service. However, it is the duty of every Alliance employee to ensure that all outside activities, even charitable or pro bono activities, do not constitute a conflict of interest or are not otherwise inconsistent with employment by Alliance. Such positions also must be reported to the firm pursuant to other periodic requests for information (e.g., the Alliance 10-K questionnaire).

(b) Other Affiliations

Because of the demanding nature of our business, Alliance discourages employees from committing to secondary employment. Before an Alliance employee accepts a second job, that employee must:

•	Immediately inform his or her current manager of the secondary employment;

•	Ensure that Alliance’s business takes priority over secondary employment;

•	Ensure that no conflict of interest exists between Alliance’s business and the secondary employment; and

•	Require no special accommodation for late arrivals, early departures, or other special requests associated with the secondary employment.

For employees employed by any of Alliance’s registered broker-dealer subsidiaries, written approval of the Chief Compliance Officer for the subsidiary is also required.4 New employees with pre-existing relationships are required to ensure that their affiliations conform to these restrictions, and must obtain the requisite approvals.

(c) Outside Financial or Business Interests

Alliance employees should be cautious with respect to personal investments that may lead to conflicts of interest or raise the appearance of a conflict. Conflicts of interest in this context may arise in cases where an Alliance employee, a member of his or her family, or a close personal acquaintance, holds a substantial interest in a company that has significant dealings with Alliance or any of its subsidiaries either on a recurring or “one-off” basis. For example, holding a substantial interest in a family-controlled or other privately-held company that does business with, or competes against, Alliance or any of its subsidiaries may give rise to a conflict of interest or the appearance of a conflict. In contrast, holding shares in a widely-held public company that does business with Alliance from time to time may not raise the same types of concerns. Prior to making any such personal investments, Alliance employees must pre-clear the transaction, in accordance with the Personal Trading Policies and Procedures, attached as Exhibit A of this Code, and should consult as appropriate with their supervisor, the Conflicts Officer, General Counsel, Chief Compliance Officer or other representative of the Legal and Compliance Department.

Alliance employees should also be cautious with respect to outside business interests that may create divided loyalties, divert substantial amounts of their time and/or compromise their independent judgment. If a conflict of interest situation arises, you should report it to your supervisor, the Conflicts Officer, General Counsel, Chief Compliance Officer and/or other representative of Alliance’s Human Resources or Legal and Compliance Department. Business transactions that benefit relatives or close personal friends, such as awarding a service contract to them or a company in which they have a controlling or other significant interest, may also create a conflict of interest or the appearance of a conflict. Alliance employees must consult their supervisor and/or the Conflicts Officer, General Counsel, Chief Compliance Officer or

[4]	In the case of Alliance subsidiaries that are holding companies for consolidated subgroups, unless otherwise specified by the holding company’s Chief Executive Officer, this approval may be granted by the Chief Executive Officer or Chief Financial Officer of each subsidiary or business unit with such a consolidated subgroup.

other representative of Alliance’s Human Resources or Legal and Compliance Department before entering into any such transaction. New employees that have outside financial or business interests (as described herein) should report them as required and bring them to the attention of their supervisor immediately.

8.	Gifts, Entertainment and Inducements

Business gifts and entertainment are designed to build goodwill and sound working relationships among business partners. However, under certain circumstances, gifts, entertainment, favors, benefits, and/or job offers may be attempts to “purchase” favorable treatment. Accepting or offering such inducements could raise doubts about an Alliance employee’s ability to make independent business judgments in Alliance’s best interests. For example, a problem would arise if (i) the receipt by an Alliance employee of a gift, entertainment or other inducement would compromise, or could be reasonably viewed as compromising, that individual’s ability to make objective and fair business decisions on behalf of Alliance or its clients, or (ii) the offering by an Alliance employee of a gift, entertainment or other inducement appears to be an attempt to obtain business through improper means or to gain any special advantage in our business relationships through improper means.

These situations can arise in many different circumstances (including with current or prospective suppliers and clients) and Alliance employees should keep in mind that certain types of inducements may constitute illegal bribes, pay-offs or kickbacks. In particular, the rules of various securities regulators place specific constraints on the activities of persons involved in the sales and marketing of securities. Alliance has adopted the Policy and Procedures for Giving and Receiving Gifts and Entertainment to address these matters. Alliance Employees should familiarize themselves with this policy, a copy of which can be found on the Legal and Compliance Department intranet site.

Each Alliance employee must use good judgment to ensure there is no violation of these principles. If you have any question or uncertainty about whether any gifts, entertainment or other type of inducements are appropriate, please contact your supervisor or a representative of Alliance’s Legal and Compliance Department and/or the Conflicts Officer, as appropriate. If you feel uncomfortable utilizing the normal channels, issues may be brought to the attention of the Company Ombudsman, who is an independent, informal and confidential resource for concerns about Alliance business matters that may implicate issues of ethics or questionable practices. Please see Section 23 for additional information on the Company Ombudsman.

9.	Dealings with Government Personnel

Alliance employees should be aware that practices that may be acceptable in the commercial business environment (such as providing certain transportation, business meals, entertainment and other things of nominal value), may be entirely unacceptable and even illegal when they relate to government employees or others who act on a government’s behalf. Therefore, you must be aware of and adhere to the relevant laws and regulations governing relations between government employees and customers and suppliers in every country where you conduct business.

No Alliance employee may give money or gifts to any official or any employee of a governmental entity if doing so could reasonably be construed as having any inappropriate connection with Alliance’s business relationship. Such actions are prohibited by law in many jurisdictions. It is the responsibility of all Alliance employees to adhere to the laws and regulations applicable in the jurisdictions where they do business.

We expect all Alliance employees to refuse to make questionable payments. Any proposed payment or gift to a government official must be reviewed in advance by a representative of the Legal and Compliance Department, even if such payment is common in the country of payment. Alliance employees should be aware that they do not actually have to make the payment to violate Alliance’s policy and the law — merely offering, promising or authorizing it will be considered a violation of this Code.

10.	Political Contributions by or on behalf of Alliance Capital

Election laws in many jurisdictions generally prohibit political contributions by corporations to candidates. Many local laws also prohibit corporate contributions to local political campaigns. In accordance with these laws, Alliance does not make direct contributions to any candidates for national or local offices where applicable laws make such contributions illegal. In these cases, contributions to political campaigns must not be, nor appear to be, made with or reimbursed by Alliance assets or resources. Alliance assets and resources include (but are not limited to) Alliance facilities, personnel, office supplies, letterhead, telephones, electronic communication systems and fax machines. Please see the Policy and Procedures for Giving and Receiving Gifts and Entertainment, which can be found on the Legal and Compliance Department intranet site, for a discussion relating to political contributions suggested by clients.

Alliance employees who hold or seek to hold political office must do so on their own time, whether through vacation, after work hours or on weekends. Additionally, the employee must notify the General Counsel or Chief Compliance Officer prior to running for political office to ensure that there are no conflicts of interest with Alliance business.

Election laws in many jurisdictions allow corporations to establish and maintain political action or similar committees, which may lawfully make campaign contributions. Alliance or companies affiliated with Alliance may establish such committees or other mechanisms through which Alliance employees may make political contributions, if permitted under the laws of the jurisdictions in which they operate. Any questions about this policy should be directed to the General Counsel or Chief Compliance Officer.

Alliance employees may make personal political contributions as they see fit in accordance with all applicable laws and the guidelines in the Policy and Procedures for Giving and Receiving Gifts and Entertainment. Certain employees involved with the offering or distribution of municipal fund securities (e.g., a “529 Plan”) or acting as a director for certain subsidiaries, must also adhere to the restrictions and reporting requirements of the Municipal Securities Rulemaking Board.

11.	“Ethical Wall” Policy

Alliance has established the Policy and Procedures to Control the Flow and Use of Material Non-Public Information (“Ethical Wall Policy”), a copy of which can be found on the Legal and Compliance Department intranet site. This policy was established to prevent the flow of material non-public information about a listed company or its securities from Alliance employees who receive such information in the course of their employment to those Alliance employees performing investment management activities. If “Ethical Walls” are in place, Alliance’s investment management activities may continue despite the knowledge of material non-public information by other Alliance employees involved in different parts of Alliance’s business. “Investment management activities” involve making, participating in, or obtaining information regarding purchases or sales of securities of public companies or making, or obtaining information about, recommendations with respect to purchases or sales of such securities. Given Alliance’s extensive investment management activities, it is very important for Alliance employees to familiarize themselves with Alliance’s Ethical Wall Policy and abide by it.

12.	Corporate Opportunities and Resources

Alliance employees owe a duty to Alliance to advance the firm’s legitimate interests when the opportunity to do so arises and to use corporate resources exclusively for that purpose. Corporate opportunities and resources must not be taken or used for personal gain. Alliance Employees are prohibited from:

•	Taking for themselves personally opportunities that are discovered through the use of company property, information or their position;

•	Using company property, information, resources or their company position for personal gain; and

•	Competing with Alliance directly or indirectly.

Please also refer to the Policy and Procedures for Giving and Receiving Gifts and Entertainment, and its Appendix B, the Code of Conduct Regarding the Purchase of Products and Services on Behalf of Alliance and its Clients, which can be found on the Legal and Compliance Department intranet site.

13.	Antitrust and Fair Dealing

Alliance believes that the welfare of consumers is best served by economic competition. Our policy is to compete vigorously, aggressively and successfully in today’s increasingly competitive business climate and to do so at all times in compliance with all applicable antitrust, competition and fair dealing laws in all the markets in which we operate. We seek to excel while operating honestly and ethically, never through taking unfair advantage of others. Each Alliance employee should endeavor to deal fairly with Alliance’s customers, suppliers, competitors and other Alliance employees. No one should take unfair advantage through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair dealing practices.

The antitrust laws of many jurisdictions are designed to preserve a competitive economy and promote fair and vigorous competition. We are all required to comply with these laws and regulations. Alliance employees involved in marketing, sales and purchasing, contracts or in discussions with competitors have a particular responsibility to ensure that they understand our standards and are familiar with applicable competition laws. Because these laws are complex and can vary from one jurisdiction to another, Alliance employees are urged to seek advice from the General Counsel, Chief Compliance Officer or Corporate Secretary if questions arise. Please also refer to the Policy and Procedures for Giving and Receiving Gifts and Entertainment, which can be found on the Legal and Compliance Department intranet site, for a discussion relating to some of these issues.

14.	Recordkeeping and Retention

Properly maintaining and retaining company records is of the utmost importance. Alliance employees are responsible for ensuring that Alliance’s business records are properly maintained and retained in accordance with applicable laws and regulations in the jurisdictions where it operates. Alliance Employees should familiarize themselves with these laws and regulations. Please see the Record Retention Policy on the Legal and Compliance intranet site for more information.

15.	Improper Influence on Conduct of Audits

Alliance employees, and persons acting under their direction, are prohibited from taking any action to coerce, manipulate, mislead or fraudulently influence any independent public or certified public accountant engaged in the performance of an audit or review of Alliance’s financial statements. The following is a non-exhaustive list of actions that might constitute improper influence:

•	Offering or paying bribes or other financial incentives to an auditor, including offering future employment or contracts for audit or non-audit services;

•	Knowingly providing an auditor with inaccurate or misleading legal or financial analysis;

•	Threatening to cancel or canceling existing non-audit or audit engagements if the auditor objects to the company’s accounting; or

•	Seeking to have a partner or other team member removed from the audit engagement because such person objects to the company’s accounting.

16.	Accuracy of Disclosure

Securities and other laws impose public disclosure requirements on Alliance and require it to regularly file reports, financial information and make other submissions to various regulators and stock market authorities around the globe. Such reports and submissions must comply with all applicable legal requirements and may not contain misstatements or omit material facts.

Alliance employees who are directly or indirectly involved in preparing such reports and submissions, or who regularly communicate with the press, investors and analysts concerning Alliance, must ensure within the scope of the employee’s job activities that such reports, submissions and communications are (i) full, fair, timely, accurate and understandable, and (ii) meet applicable legal requirements. This applies to all public disclosures, oral statements, visual presentations, press conferences and media calls concerning Alliance, its financial performance and similar matters. In addition, members of Alliance’s Board, executive officers and Alliance employees who regularly communicate with analysts or actual or potential investors in Alliance securities are subject to the Alliance Company Information Disclosure Policy, which is intended to ensure compliance with the U.S. SEC’s Regulation FD. A copy of the policy can be found on the Legal and Compliance Department intranet site.

17.	Confidentiality

Alliance employees must maintain the confidentiality of sensitive non-public and other confidential information entrusted to them by Alliance or its clients and vendors and must not disclose such information to any persons except when disclosure is authorized by Alliance or mandated by regulation or law. However, disclosure may be made to (1) other Alliance employees who have a bona-fide “need to know” in connection with their duties, (2) persons outside Alliance (such as attorneys, accountants or other advisers) who need to know in connection with a specific mandate or engagement from Alliance or who otherwise have a valid business or legal reason for receiving it and have executed approrpriate confidentiality agreements, or (3) regulators pursuant to an appropriate written request (see Section 21).

Confidential information includes all non-public information that might be of use to competitors, or harmful to Alliance or our clients and vendors, if disclosed. The identity of certain clients may be confidential, as well. Intellectual property (such as confidential product information, trade secrets, patents, trademarks, and copyrights), business, marketing and service plans, databases, records, salary information, unpublished financial data and reports as well as information that joint venture partners, suppliers or customers have entrusted to us are also viewed as confidential information. Please note that the obligation to preserve confidential information continues even after employment with Alliance ends.

To safeguard confidential information, Alliance employees should observe at least the following procedures:

•	Special confidentiality arrangements may be required for certain parties, including outside business associates and governmental agencies and trade associations, seeking access to confidential information;

•	Papers relating to non-public matters should be appropriately safeguarded;

•	Appropriate controls for the reception and oversight of visitors to sensitive areas should be implemented and maintained;

•	Document control procedures, such as numbering counterparts and recording their distribution, should be used where appropriate;

•	If an Alliance employee is out of the office in connection with a material non-public transaction, staff members should use caution in disclosing the Alliance employee’s location;

•	Sensitive business conversations, whether in person or on the telephone, should be avoided in public places and care should be taken when using portable computers and similar devices in public places; and

•	E-mail messages and attachments containing material non-public information should be treated with similar discretion (including encryption, if appropriate) and recipients should be made aware of the need to exercise similar discretion.

18.	Protection and Proper Use of Alliance Assets

Alliance employees have a responsibility for safeguarding and making proper and efficient use of Alliance’s property. Every Alliance employee also has an obligation to protect Alliance’s property from loss, fraud, damage, misuse, theft, embezzlement or destruction. Acts of fraud, theft, loss, misuse, carelessness and waste of assets may have a direct impact on Alliance’s profitability. Any situations or incidents that could lead to the theft, loss, fraudulent or other misuse or waste of Alliance property should be reported to your supervisor or a representative of Alliance’s Human Resources or Legal and Compliance Department as soon as they come to an employee’s attention. Should an employee feel uncomfortable utilizing the normal channels, issues may be brought to the attention of the Company Ombudsman, who is an independent, informal and confidential resource for concerns about Alliance business matters that may implicate issues of ethics or questionable practices. Please see Section 23 for additional information on the Company Ombudsman.

19.	Compliance Practices/Policies of Group Subsidiaries

Alliance is considered for most purposes to be a subsidiary of AXA, a French holding company doing business in more than more than 50 countries around the world, each of which has its own unique business, legal and regulatory environment. Various AXA Group companies, such as Alliance, have adopted their own compliance policies adapted to their specific businesses and to the specific legal, regulatory and ethical environments in the country or countries where they do business, which the AXA Group encourages for all its companies as a matter of “best practices.” The AXA Group has adopted a Compliance Guide, and AXA Financial has put forth a Policy Statement on Ethics, both of which are included on the Legal and Compliance Department intranet site. Alliance employees are subject to these AXA policy statements and should therefore be familiar with their requirements.

Importantly, all AXA Group employees are able to submit anonymously, any concerns they may have regarding accounting, internal control or auditing matters, including fraud, directly to the Chairman of AXA’s Audit Committee. The Chairman of AXA’s Audit Committee has a dedicated fax (+331 4500 3016) to receive these concerns from Group employees. See also Sections 22 and 23 for Alliance’s “whistleblower” protection and related reporting mechanisms.

20.	Exceptions from the Code

In addition to the exceptions contained within the specific provisions of the Code, the General Counsel, Chief Compliance Officer (or his or her designee) may, in very limited circumstances, grant other exceptions under any Section of this Code on a case-by-case basis, under the following procedures:

(a) Written Statement and Supporting Documentation

The individual seeking the exception furnishes to the Chief Compliance Officer:

(1)	A written statement detailing the efforts made to comply with the requirement from which the individual seeks an exception;

(2)	A written statement containing a representation and warranty that (i) compliance with the requirement would impose a severe undue hardship on the individual and (ii) the exception would not, in any manner or degree, harm or defraud a client, violate the general principles herein or compromise the individual’s or Alliance’s fiduciary duty to any client; and

(3)	Any supporting documentation that the Chief Compliance Officer may require.

(b) Compliance Interview

The Chief Compliance Officer (or designee) will conduct an interview with the individual or take such other steps deemed appropriate in order to determine that granting the exception will not, in any manner or degree, harm or defraud a client, violate the general principles herein or compromise the individual’s or Alliance’s fiduciary duty to any client; and will maintain all written statements and supporting documentation, as well as documentation of the basis for granting the exception.

PLEASE NOTE: To the extent required by law or NYSE, any waiver or amendment of this Code for Alliance’s executive officers (including Alliance’s Chief Executive Officer, Chief Financial Officer, and Principal Accounting Officer) or directors shall be made at the discretion of the Board of Alliance Capital Management Corporation and promptly disclosed to the unitholders of Alliance Holding pursuant to Section 303A.10 of the NYSE Exchange Listed Company Manual.

21.	Regulatory Inquiries, Investigations and Litigation

(a) Requests for Information

Governmental agencies and regulatory organizations may from time to time conduct surveys or make inquiries that request information about Alliance, its customers or others that generally would be considered confidential or proprietary.

All regulatory inquiries concerning Alliance are to be handled by the Chief Compliance Officer or General Counsel. Employees receiving such inquiries should refer such matters immediately to the Legal and Compliance Department.

(b) Types of Inquiries

Regulatory inquiries may be received by mail, e-mail, telephone or personal visit. In the case of a personal visit, demand may be made for the immediate production or inspection of documents. While any telephone or personal inquiry should be handled in a courteous manner, the caller or visitor should be informed that responses to such requests are the responsibility of Alliance’s Legal and Compliance Department. Therefore, the visitor should be asked to wait briefly while a call is made to the Chief Compliance Officer or General Counsel for guidance on how to proceed. In the case of a telephone inquiry, the caller should be referred to the Chief Compliance Officer or General Counsel or informed that his/her call will be promptly returned. Letter or e-mail inquiries should be forwarded promptly to the Chief Compliance Officer or General Counsel, who will provide an appropriate response.

(c) Responding to Information Requests

Under no circumstances should any documents or material be released without prior approval of the Chief Compliance Officer or General Counsel. Likewise, no employee should have substantive discussions with any regulatory personnel without prior consultation with either of these individuals. Note that this policy is standard industry practice and should not evoke adverse reaction from any experienced regulatory personnel. Even if an objection to such delay is made, the policy is fully within the law and no exceptions should be made.

(d) Use of Outside Counsel

It is the responsibility of the Chief Compliance Officer or General Counsel to inform Alliance’s outside counsel in those instances deemed appropriate and necessary.

(e) Regulatory Investigation

Any employee that is notified that they are the subject of a regulatory investigation, whether in connection with his or her activities at Alliance or at a previous employer, must immediately notify the Chief Compliance Officer or General Counsel.

(f) Litigation

Any receipt of service or other notification of a pending or threatened action against the firm should be brought to the immediate attention of the General Counsel or Chief Compliance Officer. These individuals also should be informed of any instance in which an employee is sued in a matter involving his/her activities on behalf of Alliance. Notice also should be given to either of these individuals upon receipt of a subpoena for information from Alliance relating to any matter in litigation or receipt of a garnishment lien or judgment against the firm or any of its clients or employees. The General Counsel or Chief Compliance Officer will determine the appropriate response.

22.	Compliance and Reporting of Misconduct / “Whistleblower” Protection

No Code can address all specific situations. Accordingly, each Alliance employee is responsible for applying the principles set forth in this Code in a responsible fashion and with the exercise of good judgment and common sense. Whenever uncertainty arises, an Alliance employee should seek guidance from an appropriate supervisor or a representative of Human Resources or the Legal and Compliance Department before proceeding.

All Alliance employees should promptly report any practices or actions the employee believes to be inappropriate or inconsistent with any provisions of this Code. In addition all employees must promptly report any actual violations of the Code to the General Counsel, Chief Compliance Officer or a designee. Any person reporting a violation in good faith will be protected against reprisals.

If you feel uncomfortable utilizing the normal channels, issues may be brought to the attention of the Company Ombudsman, who is an independent, informal and confidential resource for concerns about Alliance business matters that may implicate issues of ethics or questionable practices. Please see Section 23 for additional information on the Company Ombudsman. Alliance employees may also utilize the AXA Group’s anonymous reporting mechanism as detailed in Section 19.

23.	Company Ombudsman

Alliance’s Company Ombudsman provides a neutral, confidential, informal, independent, and safe communications channel where any Alliance Capital employee can obtain assistance in surfacing and resolving work-related issues. The primary purpose of the Ombudsman is to help Alliance Capital:

•	Safeguard its reputation and financial, human and other company assets;

•	Maintain an ethical and fiduciary culture;

•	Demonstrate and achieve its commitment to “doing the right thing;” and

•	Comply with relevant provisions of the Sarbanes-Oxley Act of 2002, the U.S. Sentencing Guidelines, as well as Alliance’s 2003 SEC Order, New York Stock Exchange Rule 303A.10 and other laws, regulations and policies.

The Ombudsman seeks to provide early warnings and to identify changes that will prevent malfeasance and workplace issues from becoming significant or recurring. The Ombudsman has a reporting relationship to the Alliance CEO, the Audit Committee of the Board of Directors of Alliance Capital Management Corporation and independent directors of Alliance Capital’s U.S. mutual fund boards.

Any type of work-related issue may be brought to the Ombudsman, including potential or actual financial malfeasance, security matters, inappropriate business practices, compliance issues, unethical behavior, violations of law, health and safety issues, and employee relations issues. The Ombudsman supplements, but does not replace existing formal channels such as Human Resources, Legal and Compliance, Internal Audit, Security and line management.

24.	Sanctions

Upon learning of a violation of this Code, any member of the Alliance Group, with the advice of the General Counsel, Chief Compliance Officer and/or the Alliance Code of Ethics Oversight Committee, may impose such sanctions as such member deems appropriate, including, among other things, restitution, censure, suspension or termination of service. Persons subject to this Code who fail to comply with it may also be violating the U.S. federal securities laws or other federal, state or local laws within their particular jurisdictions.

25.	Annual Certifications

Each person subject to this Code must certify at least annually to the Chief Compliance Officer that he or she has read and understands the Code, recognizes that he or she is subject hereto and has complied with its provisions and disclosed or reported all personal securities transactions and other items required to be disclosed or reported under the Code. The Chief Compliance Officer may require interim certifications for significant changes to the Code.

ALLIANCE CAPITAL MANAGEMENT L.P.

CODE OF BUSINESS CONDUCT AND ETHICS

CERTIFICATION

I hereby acknowledge receipt of the Code of Business Conduct and Ethics (the “Code”) of Alliance Capital Management L.P., its subsidiaries and joint ventures, which includes the Alliance Personal Trading Policies and Procedures attached as Appendix A to the Code. I certify that I have read and understand the Code and recognize that I am subject to its provisions.

I have reviewed my own situation and conduct in light of the Code. I confirm that I am in compliance with the Code, including the requirements regarding the manner in which I maintain and report my Securities holdings and transactions in my Personal Accounts (as such terms are defined in Appendix A of the Code) and conduct my personal securities trading activities.

I understand that any violation(s) of the Code is grounds for immediate disciplinary action up to, and including, termination of employment.

Signature

Print Name

Date

Please return this form to the Chief Compliance Officer at:

1345 Avenue of the Americas, 16th Floor

New York, N.Y. 10105

APPENDIX A

ALLIANCE CAPITAL MANAGEMENT L.P.

PERSONAL TRADING POLICIES AND PROCEDURES

1.	Overview

(a) Introduction

Alliance recognizes the importance to its employees of being able to manage and develop their own and their dependents’ financial resources through long-term investments and strategies. However, because of the potential conflicts of interest inherent in our business, our industry and Alliance have implemented certain standards and limitations designed to minimize these conflicts and help ensure that we focus on meeting our duties as a fiduciary for our clients. Employees should be aware that their ability to liquidate positions may be severely restricted under these policies, including during times of market volatility. Therefore, as a general matter, Alliance discourages personal investments by employees in individual securities and encourages personal investments in managed collective vehicles, such as mutual funds.

Alliance senior management believes it is important for employees to align their own personal interests with the interests of our clients. Consequently, employees are encouraged to invest in the mutual fund products and services offered by Alliance, where available and appropriate.

(b) Definitions

The following definitions apply for purposes of this Appendix A of the Code, however additional definitions are contained in the text itself.1

1.	“Alliance” means Alliance Capital Management L.P., its subsidiaries and its joint venture entities.

2.	“Beneficial Ownership” is interpreted in the same manner as in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 (“Exchange Act”), Rule 16a-1 and the other rules and regulations thereunder and includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in a Security. For example, an individual has an indirect pecuniary interest in any Security owned by the individual’s spouse. Beneficial Ownership also includes, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, having or sharing “voting

[1]	Due to the importance that Alliance places on promoting responsible personal trading, we have applied the definition of “access person,” as used in Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, and related requirements to all Alliance employees and officers. We have drafted special provisions for directors of Alliance who are not also employees of Alliance.

power” or “investment power,” as those terms are used in Section 13(d) of the Exchange Act and Rule 13d-3 thereunder.

3.	“Client” means any person or entity, including an investment company, for which Alliance serves as investment manager or adviser.

4.	“Chief Compliance Officer” refers to Alliance’s Chief Compliance Officer.

5.	“Code of Ethics Oversight Committee” refers to the committee of Alliance’s senior officers that is responsible for monitoring compliance with the Code.

6.	“Conflicts Officer” refers to Alliance’s Conflicts Officer, who reports to the Chief Compliance Officer.

7.	“Control” has the meaning set forth in Section 2(a)(9) of the 1940 Act.

8.	“Director” means any person who serves in the capacity of a director of Alliance Capital Management Corporation. “Affiliated Director” means any Director who is not an Employee (as defined below) but who is an employee of an entity affiliated with Alliance. “Outside Director” means any Director who is neither an Employee (as defined below) nor an employee of an entity affiliated with Alliance.

9.	“Employee” refers to any person who is an employee or officer of Alliance, including part-time employees and consultants (acting in the capacity of a portfolio manager, trader or research analyst) under the Control of Alliance.

10.	“Initial Public Offering” means an offering of Securities registered under the Securities Act of 1933 (the “1933 Act”), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, as well as similar offerings of Securities issued outside the United States.

11.	“Investment Personnel” refers to:

a.	Any Employee who acts in the capacity of a portfolio manager, research analyst or trader or any other capacity (such as an assistant to one of the foregoing) and in connection with his or her regular duties makes or participates in making, or is in a position to be aware of, recommendations regarding the purchase or sale of securities by a Client;

b.	Any Employee who receives the Alliance Global Equity Review or has access to the Alliance Express Research database, or Research Wire;

c.	Any Employees participating in (including passively listening to) “morning calls” for any of the managed account disciplines or broker-dealer subsidiaries;

d.	Any other Employee designated as such by the Legal and Compliance Department; or

e.	Any natural person who Controls Alliance and who obtains information concerning recommendations made to a Client regarding the purchase or sale of securities by the Client.

12.	“Limited Offering” means an offering that is exempt from registration under the 1933 Act pursuant to Sections 4(2) or 4(6) thereof or pursuant to Rules 504, 505 or 506 under the 1933 Act, as well as similarly exempted offerings of Securities issued outside the United States. Investments in hedge funds are typically sold in a limited offering setting.

13.	“Ombudsman” means the Company Ombudsman of Alliance, or any of his/her staff members.

14.	“Personal Account” refers to any account (including, without limitation, a custody account, safekeeping account and an account maintained by an entity that may act in a brokerage or a principal capacity) in which Securities may be traded or custodied, and in which an Employee has any Beneficial Ownership, and any such account maintained by or for a financial dependent of an Employee. For example, this definition includes Personal Accounts of:

a.	An Employee’s spouse/domestic partner, including a legally separated or divorced spouse who is a financial dependent;

b.	Financial dependents of an Employee, including both those residing with the Employee and those not residing with the Employee, such as financially dependent children away at college; and

c.	Any person or entity for which the Employee acts as a fiduciary (e.g., acting as a Trustee) or who has given investment discretion to the Employee, other than accounts over which the employee has discretion as a result of his or her responsibilities at Alliance.

Personal Accounts include any account meeting the above definition even if the Employee has given discretion over the account to someone else.

15.	“Purchase or Sale of a Security” includes, among other transactions, the writing or purchase of an option to sell a Security and any short sale of a Security.

16.	“Security” has the meaning set forth in Section 2(a)(36) of the Investment Company Act and includes any derivative thereof, commodities, options or forward contracts, except that it shall not include:

a.	Securities issued by the government of the United States;

b.	Short-term debt securities that are government securities within the meaning of Section 2(a)(16) of the Investment Company Act; and

c.	Bankers’ acceptances, bank certificates of deposit, commercial paper, and such other money market instruments as may be designated from time to time by the Chief Compliance Officer.

NOTE: Shares of all mutual funds, including exchange-traded funds and money market funds, are “Securities” for purposes of this policy. However, the pre-clearance and reporting requirements, as well as the short-term trading and number of trade limitations do not apply to money market fund shares.

17.	A Security is “Being Considered for Purchase or Sale” when:

a.	An Alliance Growth research analyst issues research information (including as part of the daily morning call) regarding initial coverage of, or changing a rating with respect to, a Security;

b.	A portfolio manager has indicated (e.g., during the daily Growth morning call or identified as a Value priority purchase/sale, or otherwise) his or her intention to purchase or sell a Security;

c.	An open order[2] in the Security exists on any buy-side trading desk;

This is not an exhaustive list. At the discretion of the Legal and Compliance Department, a Security may be deemed “Being Considered for Purchase or Sale” even if none of the above events have occurred, particularly if a portfolio manager is contemplating the purchase or sale of that Security, as evidenced by e-mails or the manager’s preparation of, or request for, research.

18.	“Security held or to be acquired or sold” means:

a.	Any Security which, within the most recent 15 days (i) is or has been held by a Client in an Alliance-managed account or (ii) is being or has been considered by Alliance for purchase or sale for the Client; and

b.	Any option to purchase or sell, and any Security convertible into or exchangeable for, a Security.

19.	“Subsidiary” refers to entities with respect to which Alliance, directly or indirectly, through the ownership of voting securities, by contract or otherwise has the power to direct or cause the direction of management or policies of such entity.

[2]	Defined as any client order on a Growth trading desk which has not been completely executed, as well as any “significant” open Value client orders, or Value “priority” purchases or sales, as those terms are defined by the applicable Value SBU CIO.

2.	Requirements and Restrictions – All Employees

The following are the details of the standards which must be observed:

(a) General Standards

Employees have an obligation to conduct their personal investing activities and related Securities transactions lawfully and in a manner that avoids actual or potential conflicts between their own interests and the interests of Alliance and its clients. Employees must carefully consider the nature of their Alliance responsibilities—and the type of information that he or she might be deemed to possess in light of any particular securities transaction—before engaging in any investment-related activity or transaction.

i.	Material Nonpublic Information: Employees in possession of material nonpublic information about or affecting Securities, or their issuer, are prohibited from buying or selling such Securities, or advising any other person to buy or sell such Securities. Similarly, they may not disclose such information to anyone without the permission of the General Counsel or Chief Compliance Officer. Please see the Alliance Insider Trading Policies, which can be found on the Legal and Compliance Department intranet site.

ii.	Market-Timing: Purchases and exchanges of shares of mutual funds should be made for investment purposes only. Accordingly, Employees are prohibited from engaging in short-term trading (“market-timing”) in mutual funds (other than money market fund shares), which for purposes of the Code is defined as a purchase and redemption, regardless of size, in and out of the same mutual fund within any ninety (90) day period. Employees also are prohibited from engaging in any other transactions in a mutual fund that are in violation of the fund’s prospectus, whether or not that fund is managed by Alliance, an affiliate of Alliance or an outside adviser.[3]

iii.	Personal Responsibility: It is the responsibility of each Employee to ensure that all Securities transactions in Personal Accounts are made in strict compliance with the restrictions and procedures in the Code and this Appendix A, and otherwise comply with all applicable legal and regulatory requirements.

iv.	Affiliated Directors and Outside Directors: The personal trading restrictions of Appendix A of the Code do not apply to any Affiliated Director or Outside Director, provided that at the time of the transaction, he or she has no actual knowledge that the Security involved is “Being Considered for Purchase or Sale.” Affiliated Directors and Outside Directors, however, are subject to reporting requirements as described in Section 7 below.

[3]	These restrictions shall not apply to investments in mutual funds through non-discretionary asset allocation programs; automatic reinvestment programs; automatic investments through 401(k) and similar retirement accounts; and any other non-volitional investment vehicles. These restrictions also do not apply to transactions in money market funds and other short duration funds used as checking accounts or for similar cash management purposes.

(b) Disclosure of Personal Accounts

All Employees must disclose their Personal Accounts to the Compliance Department (and take all necessary actions to close any accounts held with non-designated brokers, see next section). It is each Employee’s responsibility to ensure/verify that the Compliance Department is appropriately notified of all accounts and informed as to whether the accounts are established to provide the Compliance Department with electronic and/or paper brokerage transaction confirmations and account statements. Do not assume that the broker-dealer will automatically arrange for this information to be set up and forwarded correctly.

(c) Designated Brokerage Accounts

Personal Accounts of an Employee that are maintained as brokerage accounts must be held only at the following approved designated broker-dealers (each a “Designated Broker”): 4

•	Charles Schwab;

•	Credit Suisse First Boston (the DLJ group);

•	Harrisdirect;

•	Merrill Lynch; and/or

•	Sanford C. Bernstein & Co., LLC

Under limited circumstances, the Compliance Department may grant exceptions to this policy and approve the use of other broker-dealers or custodians (such as in the case of proprietary products that can only be held at specific firms). In addition, the Chief Compliance Officer may in the future modify this list.

All Securities in which an Employee has any Beneficial Ownership must be held in Personal Accounts and maintained in accordance with the Designated Broker requirements described above (except that shares of mutual funds may be held directly with a fund’s transfer agent). Additionally, Employees may effect Securities transactions only in Personal Accounts (or directly through a mutual fund’s transfer agent). In limited circumstances, the Chief Compliance Officer, or his designee, may grant an exception to these requirements (see Section 20 of the Code). This requirement applies to all types of Securities and personal Securities transactions including, for example, Securities issued in a Limited Offering or other direct investments.

(d) Pre-Clearance Requirement

i.	Subject to the exceptions specified below, an Employee may not purchase or sell, directly or indirectly, any Security (including mutual fund shares, but excluding

[4]	Exceptions may apply in certain non-U.S. locations. Please consult with your local compliance officer.

money market funds)5 in which the Employee has (or after such transaction would have) any Beneficial Ownership unless the Employee obtains the prior approval from the Compliance Department and, in the case of Investment Personnel, the head of the business unit (or a designated manager) in which the Employee works.6 Pre-clearance requests must be made on the date of the contemplated transaction, through the use of the appropriate Pre-Clearance Form. These requests will document (a) the details of the proposed transaction and (b) representations as to compliance with the personal trading restrictions of this Code.

Pre-Clearance requests will be acted on by the Legal and Compliance Department only between the hours of 10:00 a.m. and 3:30 p.m. (New York time). The Legal and Compliance Department will review the request to determine if the proposed transaction complies with the Code, whether that security is restricted for Alliance personnel, and if appropriate, contact the appropriate supervisor (or a person designated by the supervisor) to determine whether the proposed transaction raises any potential conflicts of interest or other issues. The Compliance Department will communicate to the requesting Employee its approval or denial of the proposed transaction, either in writing or orally. In the U.S., any approval given under this paragraph will remain in effect only until the end of the trading day on which the approval was granted. For employees in offices outside the U.S., such approval will remain in effect for the following business day as well. Good-until-cancel limit orders are not permitted without daily requests for pre-clearance approval. Employees must wait for approval before placing the order with their broker.

The Legal and Compliance Department will maintain an electronic log of all pre-clearance requests and indicate the approval or denial of the request in the log.

PLEASE NOTE: When a Security is Being Considered for Purchase or Sale for a Client (see Section 2(i) below) or is being purchased or sold for a Client following the approval on the same day of a personal trading request form for the same Security, the Legal and Compliance Department is authorized to cancel the personal order if (a) it has not been executed and the order exceeds a market value of $50,000 or (b) the Legal and Compliance Department determines, after consulting with the trading desk and the appropriate business unit head (if available), that the order, based on market conditions, liquidity and other relevant factors, could have an adverse impact on a Client or on a Client’s ability to purchase or sell the Security or other Securities of the issuer involved.

[5]	Open-end mutual fund purchases not directed by the Employee (e.g., by spouses or domestic partners) are not subject to the pre-clearance requirements. See other exceptions below.

[6]	For purposes of the pre-clearance requirement, all employees in the Value SBU are considered Investment Personnel, and are therefore required to have all of their trades pre-approved by the head of their respective departments (or a designee).

ii.	Exceptions: The pre-clearance requirements do not apply to7:

a.	Non-Volitional Transactions, including:

•	Transactions in a Personal Account managed for an Employee on a discretionary basis by a third person or entity, when the Employee does not discuss any specific transactions for the account with the third-party manager;

•	Any Security received as part of an Employee’s compensation (although any subsequent sales must be pre-cleared);

•	Investment vehicles in which the specific funds are not identified. For example, certain “529” and 401(k) plans only permit the investor to choose among generically named collective vehicles (e.g., “aggressive growth option”) without naming the specific underlying fund(s) in which it is invested. If, however, the employee is able to direct the assets to a specific mutual fund, the transaction should be pre-cleared.

•	Any Securities transaction effected in an Employee’s Personal Account pursuant to an automatic investment plan, which means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) a Personal Account in accordance with a predetermined schedule and allocation, and includes dividend reinvestment plans. Additional purchases and sales that are not automatic, however, are subject to the pre-clearance requirement.

The Legal and Compliance Department may request an Employee to certify as to the non-volitional nature of these transactions. Although excluded from pre-clearance, these transactions must be reported in accordance with Section 6 below.

b.	Money Market Funds

Employees are not required to pre-clear transactions in money market funds or other short duration funds used as checking accounts or for similar cash management purposes.

c.	Exercise of Pro Rata Issued Rights

Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of the issuer’s Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired. This exemption applies only to the exercise or sale of rights that are issued in connection with a specific upcoming public offering on a specified date, as opposed to rights acquired from

[7]	Additional Securities may be exempted from the pre-clearance requirement if, in the opinion of the Chief Compliance Officer, no conflict of interest could arise from personal trades in such Security.

the issuer (such as warrants or options), which may be exercised from time-to-time up until an expiration date. This exemption does not apply to the sale of stock acquired pursuant to the exercise of rights.

(e) Limitation on the Number of Trades

No more than an aggregate of five (5) transactions in individual Securities may occur in an Employee’s Personal Accounts during any rolling thirty-day period. However, if the transaction in a Personal Account is directed by a non-Employee spouse or domestic partner and/or other non-Employee covered under the Code (and not by the Employee), the number of permitted Securities transactions is limited to twenty (20) transactions in any rolling thirty-day period. Mutual fund transactions do not count toward either of these limitations.

(f) Short-Term Trading

i.	Employees must always conduct their personal trading activities lawfully, properly and responsibly, and are encouraged to adopt long-term investment strategies that are consistent with their financial resources and objectives. Alliance discourages short-term trading strategies, and Employees are cautioned that such strategies may inherently carry a higher risk of regulatory and other scrutiny. In any event, excessive or inappropriate trading that interferes with job performance, or compromises the duty that Alliance owes to its Clients will not be tolerated. Employees are subject to a mandatory buy and hold of all individual Securities held in a Personal Account for twelve months.[8] A last-in-first out accounting methodology will be applied to a series of Securities purchases for determining compliance with this holding rule.

ii.	Exceptions to the short-term trading rules (i.e., the one-year hold):

a.	Mutual Funds: Purchases of mutual funds, whether such funds are managed by Alliance or an outside adviser/investment company, whether open- or closed-end, are subject to a 90-day holding period. Exchange-Traded Funds (“ETFs”) are covered under this 90-day provision. No holding period applies to money market funds (nor do they require pre-clearance or reporting).

b.	For Securities transactions in Personal Accounts of spouses and domestic partners and other non-Employees (e.g., financially dependent children) which are not directed by the Employee are subject to a mandatory buy and hold (or sale and buyback) of 60-calendar days. However, after 30 calendar days, such a transaction will be permitted for these Personal Accounts if necessary to minimize a loss.

[8]	Relating to the buyback of a previously sold Security, an employee must wait 60 days if the new purchase price is lower than the previous sale, and 30 days if the new purchase price exceeds the previous sale price.

Any trade made in violation of this section of the Code shall be unwound, or, if that is not practicable, all profits from the short-term trading may be disgorged as directed by the Chief Compliance Officer.

(g) Short Sales

The Legal and Compliance Department will prohibit an Employee from engaging in any short sale of a Security in a Personal Account if, at the time of the transaction, any Client has a long position in such Security in an Alliance-managed portfolio (except that an Employee may engage in short sales against the box and covered call writing provided that these personal Securities transactions do not violate the prohibition against short-term trading).

(h) Trading in Alliance Units and Closed-End Mutual Funds

During certain times of the year, Employees may be prohibited from conducting transactions in the equity units of Alliance. Additional restricted periods may be required for certain individuals and events, and the Legal and Compliance Department will announce when such additional restricted periods are in effect. Special pre-clearance procedures are in place relating to Alliance units - please call the Legal and Compliance Department and see the Statement of Policy and Procedures Concerning Purchases and Sales of Alliance Units. In addition, special pre-clearance procedures are in place for the purchase and sale of shares in the closed-end mutual funds managed by Alliance. Please refer to the Statement of Policy and Procedures Concerning Purchases and Sales of Alliance Closed-End Mutual Funds.

(i) Securities Being Considered for Purchase or Sale

i.	The Legal and Compliance Department will, subject to the exceptions below, prohibit an Employee from purchasing or selling a Security (or a derivative product), or engaging in any short sale of a Security, in a Personal Account if, at the time of the transaction, the Security is Being Considered for Purchase or Sale for a Client or is being purchased or sold for a Client. Please see the definition of a Security “Being Considered for Purchase or Sale” (Section 1(b)(17) of this Appendix) for a non-exhaustive list of examples which illustrate this prohibition.

ii.	Exceptions: This prohibition does not apply to:

a.	Non-Volitional Transactions, including:

•	Transactions in a Personal Account managed for an Employee on a discretionary basis by a third person or entity, when the Employee does not discuss any specific transactions for the account with the third-party manager;

•	Any Security received as part of an Employee’s compensation (although any subsequent sales must be pre-cleared);

•	Any Securities transaction effected in an Employee’s Personal Account pursuant to an automatic investment plan, which means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) a Personal Account in accordance with a predetermined schedule and allocation, and includes dividend reinvestment plans. Additional purchases and sales that are not automatic, however, are subject to this prohibition.

The Legal and Compliance Department may request an Employee to certify as to the non-volitional nature of these transactions. Although excluded from pre-clearance, these transactions must be reported in accordance with Section 6 below.

b.	Exercise of Pro Rata Issued Rights

Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of the issuer’s Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired. This exemption applies only to the exercise or sale of rights that are issued in connection with a specific upcoming public offering on a specified date, as opposed to rights acquired from the issuer (such as warrants or options), which may be exercised from time-to-time up until an expiration date. This exemption does not apply to the sale of stock acquired pursuant to the exercise of rights.

c.	De Minimis Transactions — Fixed Income Securities

Any of the following Securities, if at the time of the transaction, the Employee has no actual knowledge that the Security is Being Considered for Purchase or Sale by a Client or that the Security is being purchased or sold by or for the Client:

•	Fixed income securities transaction involving no more than 100 units or having a principal amount not exceeding $25,000; or

•	Non-convertible debt securities and non-convertible preferred stocks which are rated by at least one nationally recognized statistical rating organization (“NRSRO”) in one of the three highest investment grade rating categories.

d.	De Minimis Transactions — Equity Securities

Any equity Security transaction, or series of related transactions, involving shares of common stock and excluding options, warrants, rights and other derivatives, provided:

•	Any orders are entered after 10:00 a.m. and before 3:00 p.m. and are not designated as “market on open” or “market on close;”

•

The aggregate value of the transactions do not exceed (1) $10,000 for Securities of an issuer with a market capitalization of less than $1 billion; (2) $25,000 for Securities of an issuer with a market capitalization of $1 billion to

$5 billion and (3) $50,000 for Securities of an issuer with a market capitalization of greater than $5 billion; and

•	The Employee has no actual knowledge that the Security is Being Considered for Purchase or Sale by a Client or that the Security is being purchased or sold by or for the Client.

PLEASE NOTE: Even if a trade qualifies for a de minimis exception, it must be pre-cleared by the Legal and Compliance Department in advance of being placed.

(j) Restricted List

A Security may not be purchased or sold in a Personal Account if, at the time of the transaction, the Security appears on the Alliance Daily Restricted List and is restricted for Employee transactions. The Daily Restricted List is made available each business day to all Employees via the Alliance intranet home page at: http://www.acml.com.

(k) Dissemination of Research Information

i.	An Employee may not buy or sell any Security for a Personal Account that is the subject of “significantly new” or “significantly changed” research during the period commencing with the approval of the research and continuing for twenty-four hours subsequent to the first publication or release of the research. An Employee also may not buy or sell any Security on the basis of research that Alliance has not yet made public or released. The terms “significantly new” and “significantly changed” include:

a.	The initiation of coverage by an Alliance Growth or Sanford C. Bernstein & Co., LLC research analyst;

b.	Any change in a research rating or position by an Alliance Growth or Sanford C. Bernstein & Co., LLC research analyst;

c.	Any other rating, view, opinion, or advice from an Alliance Growth research analyst, the issuance (or re-issuance) of which in the opinion of such research analyst, or his or her director of research, would be reasonably likely to have a material effect on the price of the security.

ii.	Exceptions: This prohibition does not apply to:

a.	Non-Volitional Transactions, including:

•	Transactions in a Personal Account managed for an Employee on a discretionary basis by a third person or entity, when the Employee does not discuss any specific transactions for the account with the third-party manager;

•	Any Security received as part of an Employee’s compensation (although any subsequent sales must be pre-cleared);

•	Any Securities transaction effected in an Employee’s Personal Account pursuant to an automatic investment plan, which means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) a Personal Account in accordance with a predetermined schedule and allocation, and includes dividend reinvestment plans. Additional purchases and sales that are not automatic, however, are subject to this prohibition.

The Legal and Compliance Department may request an Employee to certify as to the non-volitional nature of these transactions. Although excluded from pre-clearance, these transactions must be reported in accordance with Section 6 below.

b.	Exercise of Pro Rata Issued Rights

Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of the issuer’s Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired. This exemption applies only to the exercise or sale of rights that are issued in connection with a specific upcoming public offering on a specified date, as opposed to rights acquired from the issuer (such as warrants or options), which may be exercised from time-to-time up until an expiration date. This exemption does not apply to the sale of stock acquired pursuant to the exercise of rights.

c.	De Minimis Transactions — Fixed Income Securities

This exception does not apply to research issued by Sanford C. Bernstein & Co., LLC. Any of the following Securities, if at the time of the transaction, the Employee has no actual knowledge that the Security is the subject of significantly new or significantly changed research:

•	Fixed income securities transaction involving no more than 100 units or having a principal amount not exceeding $25,000; or

•	Non-convertible debt securities and non-convertible preferred stocks which are rated by at least one nationally recognized statistical rating organization (“NRSRO”) in one of the three highest investment grade rating categories.

d.	De Minimis Transactions — Equity Securities

This exception does not apply to research issued by Sanford C. Bernstein & Co., LLC. Any equity Securities transaction, or series of related transactions, involving shares of common stock and excluding options, warrants, rights and other derivatives, provided:

•	Any orders are entered after 10:00 a.m. and before 3:00 p.m. and are not designated as “market on open” or “market on close;”

•	The aggregate value of the transactions do not exceed (1) $10,000 for Securities of an issuer with a market capitalization of less than $1 billion; (2) $25,000 for Securities of an issuer with a market capitalization of $1 billion to $5 billion and (3) $50,000 for Securities of an issuer with a market capitalization of greater than $5 billion; and

•	The Employee has no actual knowledge that the Security is the subject of significantly new or significantly changed research.

PLEASE NOTE: Even if a trade qualifies for a de minimis exception, it must be pre-cleared by the Legal and Compliance Department in advance of being placed.

(l) Initial Public Offerings

No Employee shall acquire for a Personal Account any Security issued in an Initial Public Offering.

(m) Limited Offerings

No Employee shall acquire any Security issued in any Limited or Private Offering (hedge funds are sold as limited or private offerings) unless the Chief Compliance Officer and the Employee’s Business Unit Head give express prior written approval and document the basis for granting approval after due inquiry. The Chief Compliance Officer, in determining whether approval should be given, will take into account, among other factors, whether the investment opportunity should be reserved for a Client and whether the opportunity is being offered to the individual by virtue of his or her position with Alliance. Employees authorized to acquire Securities issued in a Limited or Private Offering must disclose that investment when they play a part in any Client’s subsequent consideration of an investment in the issuer, and in such a case, the decision of Alliance to purchase Securities of that issuer for a Client will be subject to an independent review by Investment Personnel with no personal interest in such issuer.9 Additional restrictions or disclosures may be required if there is a business relationship between the Employee or Alliance and the issuer of the offering.

3.	Additional Restrictions – Portfolio Managers for Specific Client Accounts

In addition to the requirements and restrictions on Employee trading in Section 2 of this Appendix A of the Code, the following restrictions apply to all persons acting in the capacity of a portfolio manager of a Client account. For purposes of the restrictions in this section, a portfolio manager is defined as an Employee who has specific decision-making authority

[9]	Any Employee who acquires (or any new Employee with a pre-existing position in) an interest in any private investment fund (including a “hedge fund”) or any other Security that cannot be purchased and held in an account at a Designated Broker shall be exempt from the Designated Broker requirement as described in this Appendix A of the Code. The Legal and Compliance Department may require an explanation as to why such Security can not be purchased and held in such manner. Transactions in these Securities nevertheless remain subject to all other requirements of this Code, including applicable private placement procedures, pre-clearance requirements and blackout-period trading restrictions.

regarding trades to be entered for specific Client accounts, as well as such Employee’s supervisor. Individuals who are members of a centralized portfolio management group (i.e., the Bernstein Value SBU) should refer to Section 4 of this Appendix for applicable restrictions.

(a) Blackout Periods

No person acting in the capacity of a portfolio manager will be permitted to buy or sell a Security for a Personal Account within seven calendar days before and after any Client serviced in that manager’s product group (e.g., Large Cap Growth) trades in the same Security. If a portfolio manager engages in such a personal securities transaction during a blackout period, the Chief Compliance Officer may break the trade or, if the trade cannot be broken, the Chief Compliance Officer may direct that any profit realized on the trade be disgorged.

(b) Actions During Blackout Periods

No person acting in the capacity of a portfolio manager shall delay or accelerate a Client trade due to a previous purchase or sale of a Security for a Personal Account. In the event that a portfolio manager determines that it is in the best interest of a Client to buy or sell a Security for the account of the Client within seven days of the purchase or sale of the same Security in a Personal Account, the portfolio manager must contact the Chief Compliance Officer immediately, who may direct that the trade in the Personal Account be canceled, grant an exception or take other appropriate action.

(c) Transactions Contrary to Client Positions

No person acting in the capacity of a portfolio manager shall purchase or sell a Security in a Personal Account contrary to investment decisions made on behalf of a Client, unless the portfolio manager represents and warrants in the personal trading request form that (1) it is appropriate for the Client account to buy, sell or continue to hold that Security and (2) the decision to purchase or sell the Security for the Personal Account arises from the need to raise or invest cash or some other valid reason specified by the portfolio manager and approved by the Chief Compliance Officer and is not otherwise based on the portfolio manager’s view of how the Security is likely to perform.

4.	Additional Restrictions – Bernstein Value Portfolio Management Groups

In addition to the requirements and restrictions on Employee trading in Section 2 of this Appendix A of the Code, the following restrictions apply to all persons in the firm’s Bernstein centralized portfolio management groups.

(a) Senior Portfolio Managers and Members of the Value Investment Policy Groups

Senior Portfolio Managers (SPMs) and members of the Value Investment Policy Groups (IPGs) are restricted from transacting in any Security included in the top 2 quintiles of the Value Research Universe.

(b) All Other Members of the Bernstein Value SBU

Members of the Bernstein Value SBU are deemed to have actual knowledge of the unit’s Securities Being Considered for Purchase or Sale. As a consequence, the de minimis exceptions in Section 2(i) of this Appendix relating to “significant” Value Client orders or “priority” purchases or sales (as those terms are defined by the applicable Value CIO) are not available to individuals in the Bernstein Value SBU.

5.	Additional Restrictions – Research Analysts

In addition to the requirements and restrictions on Employee trading in Section 2 of this Appendix A of the Code, the following restrictions apply to all persons acting in the capacity of a research analyst, other than Bernstein Value buy-side analysts. Please note that rules of the National Association of Securities Dealers and the New York Stock Exchange impose additional limitations on the personal trading of the research analysts of Sanford C. Bernstein & Co., LLC. Such research analysts should refer to the relevant policy documents that detail those additional restrictions.

(a) Blackout Periods

No person acting as a research analyst shall buy or sell a Security for a Personal Account within seven calendar days before and after making a change in a rating or other published view with respect to that Security. If a research analyst engages in such a personal securities transaction during a blackout period, the Chief Compliance Officer may break the trade or, if the trade cannot be broken, the Chief Compliance Officer may direct that any profit realized on the trade be disgorged.

(b) Actions During Blackout Periods

No person acting as a research analyst shall delay or accelerate a rating or other published view with respect to any Security because of a previous purchase or sale of a Security in such person’s Personal Account. In the event that a research analyst determines that it is appropriate to make a change in a rating or other published view within seven days of the purchase or sale of the same Security in a Personal Account, the research analyst must contact the Chief Compliance Officer immediately, who may direct that the trade in the Personal Account be canceled, grant an exception or take other appropriate action.

(c) Actions Contrary to Ratings

No person acting as a research analyst shall purchase or sell a Security (to the extent such Security is included in the research analyst’s research universe) contrary to an outstanding rating or a pending ratings change or traded by a research portfolio, unless (1) the research analyst represents and warrants in the personal trading request form that (as applicable) there is no reason to change the outstanding rating and (2) the research analyst’s personal trade arises from the need to raise or invest cash, or some other valid reason specified by the research analyst and approved by the Chief Compliance Officer and is not otherwise based on the research analyst’s view of how the security is likely to perform.

6.	Reporting Requirements

(a) Duplicate Confirmations and Account Statements

All Employees must direct their brokers to supply to the Chief Compliance Officer, on a timely basis, duplicate copies of broker trade confirmations of, and account statements concerning, all Securities transactions in any Personal Account.10

The Compliance Department will review such documents for Personal Accounts to ensure that Alliance’s policies and procedures are being complied with, and make additional inquiries as necessary. Access to duplicate confirmations and account statements will be restricted to those persons who are assigned to perform review functions, and all such materials will be kept confidential except as otherwise required by law.

(b) Initial Holdings Reports by Employees

An Employee must, within 10 days of commencement of employment with Alliance, provide a signed and dated Initial Holdings Report to the Chief Compliance Officer. The report must contain the following information current as of a date not more than 45 days prior to the date of the report:

i.	All Securities (including mutual fund shares and private investments, but not money market funds) held in a Personal Account of the Employee or held directly with the transfer agent of a mutual fund, including the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and/or principal amount of each Security beneficially owned);

ii.	The name of any broker-dealer or financial institution with which the Employee maintains a Personal Account in which any Securities are held for the Employee; and

iii.	Details of any outside business affiliations.

Employees must then take all necessary actions to bring their accounts into compliance with the designated broker guidelines detailed in Section 2(c) of this Appendix.

(c) Quarterly Reports by Employees – Mutual Funds and Limited Offerings

Following each calendar quarter, the Legal and Compliance Department will forward to each Employee, an individualized form containing all Securities transactions in the Employee’s Personal Accounts during the quarter based on information reported to Alliance by the Employee’s brokers.

Within thirty (30) days following the end of each calendar quarter, every Employee must review the form and return it to the Chief Compliance Officer, disclosing all transactions

[10]	Each Employee must verify with his or her Designated Broker(s) that the Employee’s account(s) is properly “coded” for Alliance to receive electronic data feeds.

in shares of mutual funds 11 and Limited Offerings and any other Securities that are not otherwise already identified and described on the form (generally this will include those shares of mutual funds held directly with a mutual fund’s transfer agent and Securities issued in Limited Offerings which are not sent directly to the Compliance Department). For each such Security, the report must contain the following information: (1) the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each Security involved; (2) the nature of the transaction (i.e., purchase or sale or any other type of acquisition or disposition); (3) the price of the Security at which the transaction was effected; (4) the name of the broker or other financial institution through which the transaction was effected; and (5) the date the Employee submits the report.

In addition, any new Personal Account established during the calendar quarter must be reported, including (1) the name of the broker or other financial institution with which the account was established and (2) the date the account was established.

(d) Annual Holdings Reports by Employees

On an annual basis, by a date to be specified by the Compliance Department (typically February 15th), each Employee must provide to the Chief Compliance Officer, a signed and dated Annual Holdings Report containing data current as of a date not more than forty five (45) days prior to the date of the report. The report must disclose:

i.	All Securities (including mutual fund shares, but not money market funds), held in a Personal Account of the Employee, including the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and/or principal amount of each Security beneficially owned); and

ii.	The name of any broker-dealer or financial institution with which the Employee maintains a Personal Account in which any Securities are held for the Employee.

In the event that Alliance already maintains a record of the required information via duplicate copies of broker trade confirmations and account statements received from the Employee’s broker-dealer, an Employee may satisfy this requirement by (i) confirming in writing (which may include e-mail) the accuracy of the record on at least an annual basis and (ii) recording the date of the confirmation.

(e) Report and Certification of Adequacy to the Board of Directors of Fund Clients

On an annual basis, the Chief Compliance Officer shall prepare a written report to the management and the board of directors of each registered investment fund (other than a unit investment trust) in which Alliance acts as investment adviser setting forth the following:

[11]	Employees are not required to report transactions in money market funds or other short duration funds used as checking accounts or for similar cash management purposes.

i.	A certification on behalf of Alliance that Alliance has adopted procedures reasonably necessary to prevent Employees and Directors from violating the Code;

ii.	A summary of existing procedures concerning personal investing and any changes in procedures made during the past year; and

iii.	A description of any issues arising under the Code or procedures since the last report to the Board including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations.

Alliance shall also submit any material changes to this Code to each Fund’s Board at the next regular board meeting during the quarter following the change.

(f) Report Representations

Any Initial or Annual Holdings Report or Quarterly Transaction Report may contain a statement that the report is not to be construed as an admission by the person making the report that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates.

(g) Maintenance of Reports

The Chief Compliance Officer shall maintain the information required by this Section and such other records, if any, and for such time periods required by Rule 17j-1 under the Investment Company Act and Rules 204-2 and 204A-1 under the Advisers Act. All reports furnished pursuant to this Section will be kept confidential, subject to the rights of inspection and review by the General Counsel, the Chief Compliance Officer and his or her designees, the Code of Ethics Oversight Committee (or sub-Committee thereof), the Securities and Exchange Commission and by other third parties pursuant to applicable laws and regulations.

7.	Reporting Requirements for Directors who are not Employees

All Affiliated Directors (i.e., not Employees of Alliance, but employees of an Alliance affiliate) and Outside Directors (i.e., neither Employees of Alliance, nor of an Alliance affiliate) are subject to the specific reporting requirements of this Section 7 as described below. Directors who are Employees, however, are subject to the full range of personal trading requirements, restrictions and reporting obligations outlined in Sections 1 through 6 of this Appendix A of the Code, as applicable. In addition, all Directors are expected to adhere to the fiduciary duties and high ethical standards described in the Code. The designation of a Director as an Affiliated Director or Outside Director will be communicated to each such Director by the Chief Compliance Officer.

(a) Affiliated Directors

i.	Initial Holdings Report

Upon becoming a Director, an Affiliated Director must submit a signed and dated Initial Holdings Report within ten (10) days of becoming Director. The Initial

Holdings Report must contain the following information current as of a date not more than 45 days prior to the date of the report:

a.	All Securities (including mutual fund shares, but not money market funds) held in a Personal Account of the Affiliated Director or held directly with the transfer agent of a mutual fund, including the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and/or principal amount of each Security beneficially owned);

b.	The name of any broker-dealer or financial institution with which the Affiliated Director maintains a Personal Account in which any Securities are held for the Employee; and

c.	Details of any outside business affiliations.

ii.	Annual Holdings Report

Once each year, by a dated to be specified by the Legal and Compliance Department (typically February 15th), each Affiliated Director must provide to the Chief Compliance Officer a signed and dated report containing the following information as of a date not more than 45 days prior to the date of the report:

a.	All Securities (including mutual fund shares, but not money market funds), held in a Personal Account of the Affiliated Director, including the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and/or principal amount of each Security beneficially owned); and

b.	The name of any broker-dealer or financial institution with which the Affiliated Director maintains a Personal Account in which any Securities are held for the Employee.

PLEASE NOTE: In the event that Alliance already maintains a record of the required information via duplicate copies of broker trade confirmations and account statements received from the Affiliated Director’s broker-dealer(s), the Affiliated Director may satisfy this requirement by (i) confirming in writing (which may include e-mail) the accuracy of the record on at least an annual basis and (ii) recording the date of the confirmation.

iii.	Quarterly Transaction Reports

Within thirty (30) days following the end of each calendar quarter (see exceptions in section (c)), each Affiliated Director must provide to the Chief Compliance Officer, a signed and dated report disclosing all Securities transactions in any Personal Account. For each such Security, the report must contain the following information:

a.	The date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each Security involved;

b.	The nature of the transaction (i.e., purchase or sale or any other type of acquisition or disposition);

c.	The price of the Security at which the transaction was effected; and

d.	The name of the broker or other financial institution through which the transaction was effected.

(b) Outside Directors

i.	In general, pursuant to various regulatory rule exceptions and interpretations, no reporting is required of Outside Directors. However, if an Outside Director knew, or in the ordinary course of fulfilling his or her official duties as a Director should have known, that during the 15-day period immediately before or after the Outside Director’s transaction in a Security for a Personal Account, a Client bought or sold the Security, or the Client or Alliance considered buying or selling the Security, the following reporting would be required.

Quarterly Transaction Report.

In the event that a quarterly transaction report is required pursuant to the scenario in the preceding paragraph, subject to the exceptions in part (c) of this Section 7 below, each outside director must within thirty (30) days following the end of each calendar quarter, provide to the Chief Compliance Officer, a signed and dated report disclosing all Securities transactions in any Personal Account. For each such Security, the report must contain the following information:

a.	The date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each Security involved;

b.	The nature of the transaction (i.e., purchase or sale or any other type of acquisition or disposition);

c.	The price of the Security at which the transaction was effected; and

d.	The name of the broker or other financial institution through which the transaction was effected.

(c) Reporting Exceptions

i.	Duplicate Broker Confirmations and Account Statements

An Affiliated Director or Outside Director is not required to submit any report for any Securities transaction in a Personal Account provided that the transaction and required information are otherwise reported on duplicate copies of broker trade confirmations and account statements provided to the Chief Compliance Officer.

ii.	Accounts with No Influence or Control

An Affiliated Director or Outside Director is not required to submit any report for a Securities transaction in a Personal Account provided that the Affiliated Director or Outside Director has no direct or indirect influence or control over the account. In addition, an Affiliated Director and Outside Director may include a statement that the report is not to be construed as an admission by the person making the report that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates.

Revised December 2004

ALLIANCE CAPITAL MANAGEMENT L.P.

Policy and Procedures for Giving and Receiving Gifts and Entertainment

Managing Conflicts of Interest when Acquiring Products or Services on behalf of Alliance or its Clients

I.	Introduction

This Statement of Policy describes policies and procedures designed to ensure that Alliance employees are not unduly influenced by the receipt of gifts or other inducements1 and do not attempt to improperly influence clients or potential clients with gifts or other inducements. In addition, it prohibits employees that purchase products and services for Alliance or its clients from using their position for their own benefit.

Accepting gifts or entertainment is improper when it would compromise, or could reasonably be viewed as compromising, your ability to make objective and fair business decisions. Similarly, providing gifts or entertainment may be improper when for example, your gift appears to be an attempt to secure business through improper means or to gain a special advantage in a business relationship. Finally, using Alliance’s purchasing power for your own benefit (except as provided for in Section V) is an abuse of your position and usurps an opportunity that rightly belongs to Alliance.

This Policy applies globally. Outside of the United States, however, there may be significant cultural variations and different legal rules relating to the appropriateness of gifts, business meals and entertainment. Employees should be sensitive to these differences. If you believe that a particular situation warrants an exception to this Policy, you should seek guidance and approval from your supervisor in consultation with the Chief Compliance Officer (“CCO”) or the Chairman of the Code of Ethics Oversight Committee (the “Ethics Committee”). Contact information for the CCO and the Ethics Committee can be found in Appendix A. All approvals granted by the CCO or a member of the Ethics Committee will be reported to the full Committee.

II.	Applicability

This policy applies to all employees of Alliance and all of its subsidiaries and joint venture companies (collectively “Alliance” or “the Firm”). In particular, potential conflicts of interest may confront those individuals with responsibility for purchasing products and services. In many cases these products and services are purchased with Alliance’s financial resources. In these situations, it is the person with responsibility over the purchasing decision to act solely in the best interest of Alliance and Alliance’s unitholders and not to engage in personal activity that in any way would conflict with those interests.

[1]	This Policy is not intended to address situations where Alliance employees receive gifts, entertainment and other inducements from clients. However, gifts or inducements received from clients exceeding U.S.$100 (or its equivalent outside the U.S.) in value must be reported to the employee’s supervisor to determine whether a conflict of interest exists. If the gift or inducement is in any way disproportionate to a normal business relationship or might reasonably imply preferential treatment being sought by the client, it should be refused. In situations where a client is also a vendor or a service provider, this Statement of Policy may apply depending on the context in which the gift, entertainment or inducement is offered.

In addition, Alliance has been entrusted with the authority to purchase a number of goods and services that are paid for with clients’ assets (and in the case of fund clients, the assets of their shareholders). In these situations Alliance and its employees who have the responsibility for the purchasing decision surrounding these services, have a duty to act solely in the best interests of these clients and to ensure that they do not act in a way that puts their (or Alliance’s) interests ahead of the interests of these clients.

Examples of products and services purchased include:

•	Products and Services Purchased with Alliance Resources:

Office supplies, legal services, technology-related products and services, printing services, financial accounting and audit services, personnel and administrative services, marketing and graphic design services, architectural and construction services, advertising or media-related services, or any other products or services utilized by the Firm in the course of its business operations.

•	Products and Services Purchased with Client Assets:

Investment management and sub-advisory related services, order execution trading and brokerage services, investment research, specialized securities pricing services, custody and safe keeping services as well as certain other components of the investment management services we provide to our clients.

A.	Additional Policies and Standards – General

This Policy sets forth the minimum standards for all Alliance employees. Department or business unit heads may also implement more stringent policies. In addition, certain employees who purchase products and services of the type described above are also subject to Alliance Capital’s Code of Conduct Regarding the Purchase of Products and Services on behalf of Alliance and its Clients (the “Purchasing Code of Conduct”) which is attached as Appendix B. As the name implies, the Purchasing Code of Conduct applies to those employees that purchase or lease products or services (“Purchasing Employees”), either on behalf of the Firm or clients, and are designed to ensure that the activities of such employees are professional, ethical, and in full compliance with the law and general fiduciary principles.

B.	Additional Policies and Standards for Regulated Entities and Other Alliance Group Companies

Employees of certain Alliance group companies, in addition to being subject to this Policy, may be subject to additional policies regarding gifts, business meals and entertainment. For example, employees of Alliance Capital Limited must follow specific procedures regarding the receipt and reporting of gifts and entertainment. In addition to complying with this Policy, employees of this and other subsidiaries and joint venture companies should consult their company compliance manuals for further information.

III.	Avoiding the Appearance of a Conflict of Interest - Personal Relationships

Business relationships must not be influenced by any considerations other than the best interests of Alliance and its clients. Personal interests may never be part of a decision to choose a particular vendor or service provider. In order to avoid even the appearance of a conflict of interest, the following rules apply to the purchase of products and services on behalf of Alliance or its clients:

A.	Under no circumstances may an employee be involved in a decision to purchase or lease products or services from a vendor or service provider where the Alliance employee is also an employee, officer, director, or has any other material financial interest in that vendor or service provider.[2]

B.	Where a member of an employee’s family[3] or a personal friend is an employee, officer, director, or has any other material financial interest in a vendor or service provider, the relationship must be disclosed to the employee’s supervisor prior to engaging that vendor or service provider to provide goods or services to Alliance or its clients. The employee’s supervisor must decide whether a conflict of interest exists such that a reassignment of the purchasing responsibility should be made, and the decision shall be reported to the Chief Compliance Officer.

C.	Where an Alliance employee is not involved in a purchasing decision, but a member of an employee’s family or personal friend is an employee, officer, director, or has any other material financial interest in the vendor or service provider, the Alliance employee must not attempt to influence the purchasing decision.

IV.	Special Rules Pertaining to Investment Professionals and Speaking and Consulting Arrangements

A.	Investment Professional Receipt of Gifts, Business Meals, Entertainment, Travel and Lodging from Issuers whose Securities they Consider for Clients

Alliance’s reputation for independence and objectivity must be zealously protected. The negative consequences associated with appearing to be “too friendly” with the companies whose securities we cover, buy or recommend to clients are substantial. Therefore, except as permitted by this policy, research analysts, portfolio managers and other investment professionals are generally prohibited from accepting gifts, other than de minimis promotional items (or product samples with a value of US $50 or less), business meals, entertainment or travel and lodging expenses from issuers whose securities they cover, buy, recommend to clients or are considering recommending to clients.

Where an investment professional must accept transportation, business meals, entertainment and/or lodging from an issuer in order to participate in an appropriate company-sponsored event (whether in groups or one-on-one), Alliance must either pay for the investment professional’s fair share of the expense in advance or the investment professional must make a good-faith effort to obtain an invoice and make arrangements for Alliance to pay for his or her proportional share of the expenses. This requirement shall not apply to Business Meals, entertainment, travel or lodging that is valued at US $50 or less (or the non-US currency equivalent). Notwithstanding this de minimis exemption, the receipt of all such items of value, other than non-meal snacks, received from issuers (regardless of whether they meet the $50 threshold for paying for them or requesting a receipt) must be reported as required in the “Accepting Business Meals” section of this policy.

[2]	For this purpose, a material financial interest would include receipt of any payment by the Alliance employee, as well as interests in (or lending relationships to) any private company, but would generally not include ownership of a small amount of common stock of public company.

[3]	For purposes of this policy, “family” is defined as a person’s spouse or domestic partner, parents, spouse or domestic partner of a parent, children, brothers and sisters, parents-in-law, siblings-in-law, or sons or daughters-in-law, including step and adoptive relationships. Divorce does not necessarily preclude an individual from being considered as a family member.

In situations where it is impractical or impossible to return or refuse a gift of any amount (other than the nominal promotional items as described in Section V.B.1. or product samples valued at $50 or less) the investment professional may accept the gift, but must forward it to the Compliance Department.

B.	Speaking and Consulting Engagements

Employees may not accept personal compensation for speaking or consulting engagements without the prior written approval of the Chief Executive Officer. From time to time investment professionals of Alliance are invited to make presentations to issuers relevant to that issuer’s securities, overall market conditions or other educational topics. Provided that the presentation is conducted at the issuer’s office or other appropriate venue, and the transportation and lodging is not so extravagant as to raise any question of impropriety, employees may accept reasonable business meals, travel and lodging from the issuer. These situations must be pre-approved by the investment professional’s supervisor and reported to the Compliance Department.

V.	Gifts, Business Meals, Entertainment and Other Potential Inducements

A.	Cash or Cash Equivalents

1.	Accepting Cash or Cash Equivalents

Alliance employees may never accept, for themselves or their family/friends, cash, cash equivalents (e.g., gift cards, gift certificates) or preferential discounts4 from current or potential vendors or service providers.

2.	Giving Cash or Cash Equivalents

Alliance employees may never give cash or cash equivalents to anyone Alliance is or is seeking to do business with, without the prior written approval of the Compliance Department. Employees should bear in mind that providing certain types of gifts or inducements to government officials may constitute, or at least create the appearance of, illegal bribes, payoffs, kickbacks or other crimes.

B.	Non-Cash Gifts

1.	Accepting Non-Cash Gifts

You may not accept a gift or gifts (other than “Personal Gifts” described below) from any one vendor or service provider that exceeds $1005 in value during a calendar year. All gifts

[4]	Unless the preferential discount is coordinated by Alliance Capital and is available to all Alliance Capital personnel. For example, the individual responsible for procuring computer systems for Alliance Capital may not accept a discount for his or her personal PC as a consequence of an Alliance Capital business relationship with a vendor, unless it is the same discount that is negotiated for personal PC’s for all Alliance Employees.

[5]	The value of a gift may not always be easy to determine. Employees should be aware of the appearance of impropriety and use their judgment and common sense when valuing and accepting gifts, always erring on the conservative side. Consultation with your supervisor or the Compliance Department is recommended. Note that the $100 limit is based on U.S. dollars. Its local equivalent should be calculated and imposed in offices outside of the United States.

received exceeding $50 in value must be reported on a Gifts, Business Meals and Entertainment Reporting Form (see Section VI and Appendix C). Accordingly, employees may accept gifts of small or nominal value, which may include usual and customary promotional items, such as calendars, restaurant guides, hats, pens, or other items marked with a company’s logo, without reporting them. Employees who receive such promotional items should be sensitive to appearance issues when using or displaying them publicly.

Important: The acceptance of tickets to a sporting, cultural or other event where the service provider does not attend, or payment for meals where the service provider does not attend, constitutes the receipt of a gift, is subject to the $100 annual limit, and if it exceeds $50 in value, must be reported on a Gifts, Business Meals and Entertainment Reporting Form (see Section VI and Appendix C).

Employees should refuse gifts exceeding $100 in value or return them if practical to do so. At the discretion of the department head, gifts exceeding $100 may be donated to charity or, in the case of perishable gifts, shared with the employee’s entire department. All other gifts exceeding $100 must be forwarded to the Compliance Department. All gifts not refused or returned (other than those gifts of nominal or de minimis value) must be recorded on a Gifts, Business Meals and Entertainment Reporting Form (see Section VI and Appendix C). Please also see section 3(a) below. Exceptions to the $100 gift limit may be made with the written approval of the Chairman of the Ethics Committee in consultation with the Compliance Department.

2.	Giving Non-Cash Gifts

Alliance employees are prohibited from giving gifts to clients or potential clients in excess of $100 per year, per recipient. Gifts of nominal value, such as calendars, restaurant guides, trinkets, hats, pens or other promotional items bearing an Alliance, AllianceBernstein, Bernstein or similar logo are not subject to the $100 limit.

Exceptions to the $100 gift limit may be made with the prior written approval of the Chairman of the Ethics Committee in consultation with the Compliance Department.

Business gifts given to clients and prospective clients should be recorded in a properly completed expense report form. See Section VI for more details. If a gift is not reimbursable (as a result of department policy) or the employee chooses not to seek reimbursement for a gift to a client or prospective client, the employee must nevertheless document the gift and report it to his or her supervisor with a copy to the Compliance Department.

3.	Personal Gifts

a.	Accepting Personal Gifts

Non-Cash gifts of a personal nature (these would include wedding gifts, gifts for the birth of a child, or for a promotion) received from vendors or service providers (where the employee is aware of the vendor/service provider relationship) based on a personal relationship are not subject to the $100 limit, but must not be so excessive or extravagant that such a gift would raise questions of impropriety and reasonableness under the circumstances. Personal non-cash gifts received exceeding $100 in value must be reported on a Gifts, Business Meals and Entertainment Reporting Form (see Section VI for more details) and brought to the attention of the employee’s supervisor. Extravagant personal gifts offered to Alliance employees must be refused or returned but nevertheless reported to your supervisor with a copy to the Compliance Department.

b.	Giving Personal Gifts

Gifts of a personal nature (wedding gifts, birth of a child, promotion, etc.) given to clients or potential clients (where the employee is aware of the client or potential client relationship) are not subject to the $100 limit, but must not be so excessive that it would raise any question of impropriety and reasonableness under the circumstances. Although personal gifts are not reimbursable by Alliance, because of the potential appearance of a conflict of interest, disproportionately large gifts (defined as personal gifts valued at $500 or more given to clients or prospective clients) must be reported to your supervisor with a copy to the Compliance Department.

C.	Business Meals

1.	Accepting Business Meals

Business meals provide for the continuity of business discussions and therefore are permitted. Employees may accept business meals from vendors or service providers that have a valid business purpose and are not so frequent or extravagant as to raise any question of impropriety. All business meals with a value exceeding US $50 must be reported on a Gifts, Business Meals and Entertainment Reporting Form (see Section VI and Appendix C). Business meals have a valid business purpose when they provide an opportunity to discuss meaningfully Alliance business or other legitimate business topics. Attendance is generally considered too frequent if it exceeds four (4) events per year, with the same client service representative of a vendor or service provider.6

Employees may not attend business meals unless accompanied by the Alliance employee who has the business relationship. Where appropriate, spouses7 may accompany the Alliance employee. Employees should only attend business meals at venues that are business appropriate and consistent with the highest standards of ethics, integrity and professional propriety.8

Important: A meal provided by a vendor or a service provider where an employee of the vendor/service provider is not present is considered a gift and is therefore subject to the $100 gift limit and must be reported if it has a value exceeding US $50 (see Section VI and Appendix C).

[6]	Certain circumstances, for example a special two-week project with a service provider may present a reasonable basis for an exception to this four meal limit. Other exceptions may be granted with the approval of a member of the Ethics Committee in consultation with the Compliance Department. This limitation is interpreted to be on a per customer service representative basis; however, monitoring procedures should seek to ensure that vendors/service providers are not merely rotating client service representatives in order to circumvent this policy.

[7]	For purposes of this policy, “spouse” includes an employee’s domestic partner.

[8]	Please see Appendix D (Frequently Asked Questions) for a discussion of this requirement.

2.	Providing Business Meals

Alliance employees may host business meals for clients or potential clients that have a valid business purpose. Business meals have a valid business purpose when they provide an opportunity to discuss meaningfully Alliance’s products and services or other legitimate business topics. For this reason, an Alliance employee must always be present for the event. If an Alliance employee is not present, the event is a gift and subject to the $100 gift limit. Business meals may be neither so frequent nor extravagant as to raise any question of impropriety. In general, hosting business meals and entertainment is considered too frequent if it exceeds four (4) events per year, per client representative.9 Employees should only host meals at venues that are business appropriate and consistent with the highest standards of ethics, integrity, and professional propriety (see footnote 8).

D.	Entertainment

1.	Accepting Entertainment

Employees may attend entertainment events that have a valid business purpose, provided that they are not so frequent or extravagant as to raise any question of impropriety. Entertainment events have a valid business purpose when they provide an opportunity to discuss meaningfully Alliance business or other legitimate business topics. Attendance is considered too frequent if it exceeds four (4) events per year, with the same client/customer service representative of a vendor or service provider (see footnote 6). The acceptance of entertainment that has a value exceeding US $50 must be reported on a Gifts, Business Meals and Entertainment Reporting Form (see Section VI and Appendix C). Employees should only accept invitations to entertainment events that are held at appropriate venues and are consistent with the highest standards of ethics, integrity and professional propriety (see footnote 8).

Employees may not, in general, attend broad-based entertainment events, where there is little or no opportunity for meaningful business discussion. For example, if a service provider reserves a “day at the circus” for its clients and friends or reserves a philharmonic performance for a private event at which its clients and their families are invited, and there is no “business” aspect of the event, employees are generally prohibited from attending.10 This restriction does not prohibit “one-on-one” business entertainment at a similar venue.

Important: Business entertainment, such as tickets to a sporting or cultural event, provided by a vendor or a service provider where an employee of the vendor service provider is not present is considered a gift, is therefore subject to the $100 gift limit and must be reported if it exceeds US $50 in aggregate value (see Section VI and Appendix C).

[9]	Exceptions may be granted to the four event limit with the approval of a member of the Ethics Committee in consultation with the Compliance Department.

[10]	With written supervisory pre-approval, employees may attend such functions only if the employee pays for the tickets to the event personally.

2.	Providing Entertainment

Alliance employees may provide entertainment for clients or potential clients where there is a valid business purpose. Entertainment has a valid business purpose when it provides an opportunity to discuss meaningfully Alliance’s products and services or other legitimate business topics. For this reason, an Alliance employee must always be present for the event. If an Alliance employee is not present, the entertainment provided is a gift and subject to the $100 gift limit.

Entertainment may be neither so frequent nor extravagant as to raise any question of impropriety. Hosting entertainment is considered too frequent if it exceeds four (4) events per year, per client or potential client representative (see footnote 9). Employees should only provide entertainment at venues that are appropriate and consistent with the highest standards of ethics, integrity and professional propriety (see footnote 8).

Employees may not host broad-based entertainment events (such as customer appreciation picnics and “a day at the circus”) for clients and their families where there is little or no business purpose associated with the event. However, where such events include segments of bona fide business activities (e.g., business presentations) they may be permissible with business unit head approval. Certain events, such as golf outings, are permissible to the extent that they are structured to encourage business discussion, and provided that they comply with all other policy requirements (e.g., frequency, extravagance, etc.). If you are uncertain whether a particular form of entertainment is extravagant or appropriate, or would constitute broad-based entertainment, you should discuss the event with your supervisor, a member of the Ethics Committee or the Chief Compliance Officer.

E.	Transportation and Lodging

1.	Accepting Transportation and Lodging

Alliance employees may not, under most circumstances, accept air transportation to or from business meetings or entertainment events from vendors or service providers. In general, the acceptance of lodging is also prohibited, except to the extent that such lodging is an integral part of a conference sponsored by a service provider. In such cases, the Alliance employee must make a good-faith effort to obtain an invoice and make arrangements for Alliance to pay for his or her proportional share of the expense.

Alliance employees may accept transportation incidental to a business-related event or meeting from a vendor or service provider that is reasonable under the circumstances. For example, a cab ride or car service with a vendor to a business meal may be accepted (and must be reported), while a helicopter ride to a vendor-sponsored event would generally not be considered reasonable. If circumstances arise under which it would be impractical to use more traditional ground or commercial air transportation, these otherwise prohibited transportation methods may be utilized, subject to supervisory approval/reporting (see next section) and Alliance paying for its proportionate share of the expense.

Approval and Reporting

In addition to the general reporting requirements (see Section VI), employees must obtain written approval from their supervisor prior to the acceptance of any air transportation and lodging arrangements.

2.	Providing Transportation and Lodging

Alliance employees may provide to Alliance clients or potential clients reasonable local transportation in connection with visits to Alliance offices or another valid business purpose, such as to and from business meals and entertainment events. A cab ride or car service provided pursuant to a business meal is reasonable.

Unless otherwise part of a client’s investment advisory agreement, Alliance employees are prohibited from paying for the airfare and lodging expenses of clients or potential clients in connection with business meetings, meals or entertainment.

F.	Contributions to Charitable or Political Organizations

1.	Charitable Organizations

a.	Soliciting Charitable Contributions from Vendors or Service Providers

Alliance employees may participate in outside charitable, educational or other not-for-profit organizations in accordance with the relevant provisions of our policies concerning outside business activities. However, Alliance employees may not solicit vendors or service providers for contributions to such organizations.11

An employee may however, ask Alliance to make a contribution through a written request to his or her supervisor, with final approval by the department head. Requests for contributions or grants may also be made to the AllianceBernstein Foundation Fund in accordance with the procedures set up by the Foundation Fund from time to time.

b.	Making Charitable Contributions to Organizations Recommended by Clients

Making frequent or large charitable contributions to organizations where senior representatives of clients have associations may create the appearance of a “Pay to Play” relationship.

Subject to the limitations set forth below, Alliance may make a contribution to a charitable organization recommended by a client that it deems appropriate. Similarly, Alliance employees may individually make contributions to client-recommended charitable organizations, although such contributions are generally not reimbursable except as provided below. Amounts contributed must be limited in amount and frequency so as to not raise questions of impropriety.

Should you wish to make a charitable contribution with the expectation that Alliance will reimburse you for the expense, you must (i) receive prior written approval from your department head; and (ii) ensure that the charity understands that such contribution is being made by Alliance Capital (or Sanford C. Bernstein as the case may be). You will be responsible for obtaining a receipt evidencing the contribution to ensure that the firm’s tax records are complete and correctly stated. You may not claim a personal income tax deduction for a charitable contribution that is reimbursed by the firm.

[11]	While soliciting charitable contributions from other Alliance employees is not prohibited, employees may only do so when the solicitation is based on a close personal relationship. Such solicitations must not occur during business hours or on Alliance’s premises. Alliance employees may never solicit charitable contributions from a subordinate.

2.	Political Contributions

a.	Soliciting Political Contributions from Vendors or Service Providers

Alliance believes contributions to political organizations or candidates are private matters. Accordingly, Alliance employees are prohibited from soliciting political contributions from vendors or service providers.12

b.	Making Political Contributions

i.	In general: Political contributions are highly regulated at the federal, state and local level. Political contributions are private matters of employees, who may individually make contributions to political candidates or organizations of their choice. Individual political contributions are never reimbursable by Alliance.

ii.	Special Rule for Contributions to Rhode Island Officials: Because of the special relationship between Alliance and the State of Rhode Island in connection with Collegeboundfund (Alliance’s 529 program), no political contributions can be made by any Alliance employee to any Rhode Island official without the prior written approval of the CCO.

iii.	Political Contributions to Candidates and Organizations Recommended by Clients: Making a political contribution to a candidate recommended by a client, particularly if the candidate can be influential in seeing that Alliance obtains or maintains its business with the client, can create a potential conflict of interest and may run afoul of “Pay to Play” principles. Alliance Capital will not make any political contributions to candidates or organizations recommended by clients. Organizing individual employee contributions for purposes of contributing to a candidate recommended by a client is also prohibited.

Employees must avoid any appearance of attempting to improperly influence a client or public official, and should bear this in mind when they receive a request for a political contribution for a candidate, particularly one for whom they are not eligible to vote. Employees must report their political contributions made to any public official, who they know is, or is likely to be, involved with a client, or potential client, of Alliance Capital, to the CCO.

VI.	Reporting Procedures

A.	Receipt of Gifts, Business Meals, Entertainment, Travel and Lodging

All department or business unit heads, whether or not they supervise Purchasing Employees, are responsible for ensuring that their staff members are fully informed about the guidelines herein, and convey the importance of complying with the reporting requirements that follow.

A Gifts, Business Meals and Entertainment Reporting Form is attached to this policy as Appendix C, and should be used for purposes of properly recording/reporting the receipt of

[12]	While soliciting political contributions from other Alliance employees is not prohibited, employees may only do so when the solicitation is based on a close personal relationship. Such solicitations must not occur during business hours or on Alliance’s premises. Alliance employees may never solicit political contributions from a subordinate.

gifts, business meals, lodging, transportation and entertainment by Alliance employees where such reporting is required under this policy. An example of a completed form, as well as instructions for completing one, is also attached. Completed forms will be maintained in the Compliance Department for no less than 5 years and made available for inspection by the Alliance Internal Audit Department, regulators and clients. Efforts are currently underway to provide employees with a web-based reporting utility.

As mentioned in Section V.B.1., at the discretion of the department or business unit head, gifts received exceeding $100 in value may be donated to charity or, in the case of perishable gifts, shared with the employee’s entire department. All other gifts exceeding $100 in value that are not returned to the giver must be forwarded to the Compliance Department.

B.	Providing Gifts, Business Meals and Entertainment

Alliance employees who provide gifts, business meals or entertainment to their clients or potential clients must classify the expenses as such on their Extensity expense report or other expense reimbursement process. Reimbursement requests for gifts must, at a minimum, include the name of the person to whom the gift was made, the name of the organization and a description of the gift. Requests for reimbursement for client entertainment must, at a minimum, include the names of all attendees, the names of the organization(s) with which they are affiliated, the date of the event, the type of event (sporting event, dinner etc.).

Any required supporting information not capable of being reported on Extensity must be provided to the approving supervisor contemporaneously with the expense report. For example, entertainment purchased through a concierge service or ticket broker that makes arrangements for various aspects of the entertainment such as the meal, the tickets to the event and transportation, must be broken out in an accompanying memorandum so that upon inspection, all aspects of the event can be reviewed and analyzed for appropriateness.

The Ethics Committee will review on a quarterly basis, a summary report of gifts and entertainment expenditures to evaluate consistency in the application of this policy.

VII.	Sanctions

Compliance with this policy is an important condition of your employment with the Firm. Violations of this Policy are extremely serious and may result in severe sanctions, including reduction in salary and/or bonus and including termination of employment for cause. Certain violations of this Policy may also constitute criminal offenses. If there is any doubt in your mind as to whether any action or inaction is required by this Policy, you should consult with the CCO or a member of the Ethics Committee. Whenever examples are given, they are for purposes of illustration only not with a view to providing an exhaustive list. Alliance intends to interpret the prohibitions and limitations broadly and will generally interpret any exceptions narrowly.

VIII.	Conclusion

In complying with this Policy, questions about specific situations are likely to arise. This policy is intended to provide you with guidance for handling difficult day-to-day issues. That said, no policy can replace good judgment and common sense. If you are uncertain about whether a business meal, gift, entertainment or other type of activity is appropriate, you should disclose the situation to your supervisor and memorialize the decisions made. As with any firm policy, if you are unclear on how to handle a particular situation, we encourage you to seek additional guidance from your supervisor, the General Counsel or the Chief Compliance Officer (or other members of the Ethics Committee).

Appendix A

Alliance Capital Management L.P.

Code of Ethics Oversight Committee

Marilyn Fedak	Chairman, Ethics Committee	212-756-4489

Mark Manley	Chief Compliance Officer	212-969-1337

Michael Borgia		914-993-2333

Larry Cranch	General Counsel	212-969-1646

Sharon Fay		011-44-207-959-4533

Mark R. Gordon		212-823-2642

Roger Hertog		212-756-4389

Tom Hexner		212-756-4047

Bob Joseph	Chief Financial Officer	212-969-2384

Jerry Lieberman	Chief Operating Officer	212-969-6520

Seth Masters		212-823-2726

Marc Mayer		212-756-4613

Doug Peebles		212-969-2217

Rosanne Peress	Director of Human Resources	212-969-2391

Jeff Phlegar		212-969-2475

Jim Reilly		312-357-4075

Paul Rissman		212-969-1148

Lew Sanders	Chief Executive Officer	212-756-4540

Lisa Shalett		212-756-1987

David Steyn		011-44-207-959-4567

Chris Toub		212-969-1594

Paul Kenny*	Conflicts Officer	212-969-1363

Jan Schonauer*	Company Ombudsman	212-969-1686

* Non-Committee members	As of December 2004

Appendix B

Alliance Capital Management L.P.

Code of Conduct Regarding the Purchase of

Products and Services on behalf of Alliance and its Clients

I.	Introduction

This Code of Conduct for Purchasing Employees (“Purchasing Code of Conduct”) has been established to ensure that the activities of employees who purchase or lease goods and services on behalf of Alliance or its clients (“Purchasing Employees”) are professional, ethical, and in full compliance with law and general fiduciary principles. The standards herein must be followed by all Purchasing Employees. This Purchasing Code of Conduct should be read in conjunction with Alliance Capital’s Policy and Procedures for Giving and Receiving Gifts and Entertainment.13 This Purchasing Code of Conduct was developed to promote adherence to a high level of ethics and integrity in our business activities.

II.	Responsibilities to Alliance, its Unitholders and Alliance Clients

Alliance serves as a fiduciary and owes its clients a duty of loyalty. Similarly, Alliance employees owe a duty of loyalty to Alliance to use its corporate resources exclusively for the benefit of Alliance or its clients. To this end, employees must understand the following obligations:

•	Employees must attempt to obtain the maximum value for monies expended.

•	Employees must attempt to avoid activities that would result in or give the appearance of a conflict of interest.

•	Employees must not use Alliance’s purchasing power or client assets to obtain discounts for the employee’s personal benefit (or the benefit of their families or friends). Where an Alliance or an affiliate sponsored personal purchasing program exists, the Chief Purchasing Officer should use every effort to make the arrangements fair to suppliers, employees, and Alliance.

•	Employees must not knowingly purchase or lease any property in which Alliance or its clients have an actual or potential interest.

•	Employees must not lend money to, or borrow money from, a vendor or service provider.[14]

•	Employees may not use the name of Alliance Capital, AllianceBernstein, Bernstein or any affiliate or subsidiary to endorse the product or service of another organization, without the prior approval of the Chief Operating Officer.

[13]	See Section II of the Policy Statement for examples of the types of products and services Alliance employees purchase on behalf of Alliance or its clients.

[14]	Other than those banks, thrifts, consumer finance companies, brokerage firms and other institutions that regularly lend money and extend credit in the ordinary course of their business, and such credit is extended in the ordinary course of its business and involves usual and customary terms.

III.	Confidential and Proprietary Information

Employees may not seek to profit from confidential information or business opportunities that they have access to as a result of their position with Alliance. Some common examples of purchasing- related information, which may be considered confidential or proprietary, are:

•	Pricing;

•	Bid or quotation information and supporting documentation;

•	Design information;

•	Organizational plans, goals, and strategies; and

•	Profit or asset information.

IV.	Supplier Relationships

Alliance employees should adopt professional, cooperative, and objective behavior in business relationships and avoid partiality, or the appearance of partiality, in business dealings. While it may be desirable to build long-term relationships with selected suppliers, such relationships should not deter the potential for establishing similar relationships with competing suppliers.

Purchasing decisions must be fact-based and in the best interests of Alliance and, when utilizing client assets, be in the best interests of such clients and in full compliance with the law and fiduciary principles. All supplier-sourcing activities must be documented. Wherever practical, clear records, from the creation of requests for bids or information to their receipt and evaluation, and the awarding of business, must be maintained. In the event that the supplier chosen during a bid process is not the lowest bidder, reasons for the decision must also be documented. 15

In addition, employees must:

•	Where applicable, follow established parameters for bidding, re-bidding, and/or negotiations prior to the issuance of a request for quotation or proposal or similar document to ensure a fair, consistent, and unbiased process.

•	Maintain confidentiality regarding proprietary information as well as suppliers’ prices and terms, unless otherwise required by government regulation.

•	Achieve a prompt and fair resolution of problems.

•	Avoid unreasonable demands from suppliers.

•	Ensure prompt and open communication.

•	Ensure that all business concerns, large or small, majority - or minority-owned with the requisite capabilities, be afforded an equal opportunity to compete.

•	Only accept gifts, business meals and entertainment in accordance with Alliance’s Policy and Procedures for Giving and Receiving Gifts and Entertainment. In lieu of gifts, vendors or service providers should be encouraged to put money and resources into reducing product costs and/or making improvements to business processes.

[15]	In this situation, members of the Purchasing Department must obtain the approval of the Chief Purchasing Officer or the Chief Financial Officer. It is acknowledged that the bidding related provisions of this Appendix may not be applicable to the procurement of all products and services.

V.	Reciprocity

You must avoid improper reciprocal agreements. Giving preference to suppliers who are also Alliance clients, or influencing a supplier to become a client of Alliance, is a practice known as “reciprocity.” Agreements involving a specific commitment to buy in exchange for a specific commitment to sell may constitute reciprocity. These purchasing actions may be illegal if they tend to restrict competition or trade or if they are coerced.

The fact that a potential vendor or service provider is a client does not exclude that vendor or service provider from the bidding process. However, final decisions must be based on which vendor or service provider best meets the criteria established prior to the bidding process and must not take into consideration the potential vendor or service provider’s status as a client.

When dealing with potential reciprocity, be aware that:

•	Doing business with a supplier that is also a client may not be a breach of any Alliance policy if, in fact, the supplier is the best source and is not being shown any favoritism because of its status as a client.

•	If you believe the potential for improper reciprocity exists, or are being encouraged by marketing, sales, management or anyone else to engage in reciprocity, you should consult with the Compliance Department immediately.

•	Lists of suppliers should not be provided to sales or marketing departments without the approval of the CCO.

•	Lists of clients or potential clients should not be given to the Procurement Department without the approval of the CCO.

VI.	Applicable Laws

Alliance employees must know and obey the letter and spirit of laws applicable to purchasing the particular products and services they purchase. Legal systems vary throughout the world, as do business customs and practices. You therefore must be knowledgeable about these variations, and the potential conflicts inherent in them, when doing business across borders.

When conducting business outside of the United States, employees must:

•	Recognize that suppliers may not be familiar with laws, customs, and practices of various countries, or with Alliance’s policies.

•	When confronted with issues such as “facilitating” type payments (e.g., payments made to expedite “routine government action”), which may be permissible in certain circumstances, be aware that such conduct may be prohibited by Alliance’s policy and by the U.S. Foreign Corrupt Practices Act or other applicable laws and regulations. In these situations, employees should consult the Legal and Compliance Department.

VII.	Purchasing Services with Client Funds

Alliance is a large consumer of investment research and brokerage services from many financial institutions. These services are paid for with client funds and our standards and obligations in purchasing these services are part of our fiduciary obligations to clients. Potential conflicts of the type discussed in this policy are of particular concern given our role as a fiduciary to our clients. Personnel that are involved in expending client assets for goods and services should understand that their activities may come under heightened scrutiny from clients and regulators.

VIII.	Conclusion

In adhering to this Purchasing Code of Conduct, questions about specific situations are likely to arise. The guidelines contained herein are intended to provide Alliance employees with guidance for handling difficult day-to-day issues. Standards and guidelines cannot take the place of your good judgment and common sense under the specific circumstances presented. When in doubt, you should consult your supervisor, the General Counsel, the Chief Compliance Officer, the Chief Purchasing Officer or a member of the Ethics Committee.

Appendix C

Alliance Capital Management L.P.

Receipt of Gifts, Business Meals and Entertainment Reporting Form

General Information

Today’s Date:	Employee (Name and Title)

Value (in $ US): (in local currency):

Select One: ☐ Gift Received ☐ Entertainment Received ☐ Business Meal Received ☐ Other (e.g., transportation, lodging, etc.)

Client/Prospect/Vendor/Service Provider:	Client/Prospect/Vendor/Service Provider Details:

Other Parties Involved: (e.g., Broker, FA/IA, Bank, Client, Alliance Employees)

Date of Gift or Business Meal Received*/Entertainment Attended

Date:	Departmental Information

Department:	Supervisor:

Signatures

Department Review: A copy of this form must be provided to your supervisor.

Compliance Reviewer:	Date:

Description

Detailed Description (and Venue) of the Gift, Business Meal or Entertainment. Attach additional pages if necessary.

☐	Check here if the policy requires that Alliance Capital reimburse the provider (or make a good-faith effort to obtain an invoice) for the cost of this meal, entertainment, travel or lodging expense (see Sections IV(A) and V(E)), which exceeds US $50 in value.

Please provide the contact details for the invoice request and the date requested:

_______________________________________________________________________________________________________

*	The receipt of usual and customary promotional items, such as calendars, restaurant guides, hats, pens or other items marked with a company’s logo, as well as the receipt of non-meal snacks, are not required to be reported.

**Please return to Charissa DiSchiavi at 1345 Avenue of the Americas, 16th Floor**

INSTRUCTIONS

Alliance Capital Management L.P.

Receipt of Gifts, Business Meals, and Entertainment Reporting Form

General Information
Today’s Date: Please enter today’s date.	Employee (Name and Title): Please enter the name and title of the employee submitting this report.

Value (in $ US): Enter the aggregated value	(in local currency):

You may estimate, if necessary.

Select One: ☐ Gift Received ☐ Entertainment Received ☐ Business Meal Received ☐ Other (e.g., transportation, lodging, etc.)

Client/Prospect/Vendor/Service Provider: Please enter the name of the individual providing the gift, meal or entertainment, as well as the name of the firm for which they work.	Client/Prospect/Vendor/Service Provider Details: Please provide details on the type of business the person or firm providing the gift, meal or entertainment is engaged.

Other Parties Involved: (e.g., Broker, FA/IA, Bank, Client, Alliance Employees)

Please indicate whether any additional parties were involved, for example, if other Alliance Capital employees attended a business meal.

Date of Gift or Business Meal Received*/Entertainment Attended
Date: Please indicate the applicable date of event or gift received.

Departmental Information
Department: Please enter the name of the Department for which you work.	Supervisor: Please enter the name of your supervisor.

Signatures
Department Review: A copy of this form must be provided to your supervisor.

Compliance Reviewer:	Date:

Description

Detailed Description of the Gift, Business Meal or Entertainment. Attach additional pages if necessary.

Please provide a detailed description of the gift, business meal, or entertainment received. For meals and entertainment, please provide a general description of the business purpose for such event. For example, a “business meal to continue discussions on the X project.”

☐	Check here if the policy requires that Alliance Capital reimburse the provider (or make a good-faith effort to obtain an invoice) for the cost of this meal, entertainment, travel or lodging expense (see Sections IV(A) and V(E)), which exceeds US $50 in value.

Please provide the contact details for the invoice request and the date requested:

*	The receipt of usual and customary promotional items, such as calendars, restaurant guides, hats, pens or other items marked with a company’s logo, as well as the receipt of non-meal snacks, are not required to be reported.

**Please return to Charissa DiSchiavi at 1345 Avenue of the Americas, 16th Floor**

SAMPLE FORM

Alliance Capital Management L.P.

Receipt of Gifts, Business Meals, and Entertainment Reporting Form

General Information
Today’s Date: 5/20/05	Employee (Name and Title): Mark R. Manley, Senior Vice President.

Value (in $ US): $95	(in local currency):

Select One: ☒ Gift Received ☐ Entertainment Received ☐ Meal Received ☐ Other (e.g., transportation, lodging, etc.)
Client/Prospect/Vendor/Service Provider: AON	Client/Prospect/Vendor/Service Provider Details: Insurance Broker

Other Parties Involved: (e.g., Broker, FA/IA, Bank, Client, Alliance Employees): None

Date of Gift or Business Meal Received*/Entertainment Attended

Date: 5/15/05

Departmental Information
Department: Corporate Legal	Supervisor: Laurence Cranch, EVP

Signatures
Department Review: A copy of this form must be provided to your supervisor.

Compliance Reviewer:	Date:

Description
Detailed Description of the Gift, Meal or Entertainment. Attach additional pages if necessary.

2 Tickets to Mets game on May 15, 2005.

☐        Check here if the policy requires that Alliance Capital reimburse the provider (or make a good-faith effort to obtain an invoice)
for the cost of this meal, entertainment, travel or lodging expense (see Sections IV(A) and V(E)), which exceeds US $50 in value.

Please provide the contact details for the invoice request and the date requested:

*	The receipt of usual and customary promotional items, such as calendars, restaurant guides, hats, pens or other items marked with a company’s logo, as well as the receipt of non-meal snacks, are not required to be reported.

**Please return to Charissa DiSchiavi at 1345 Avenue of the Americas - 16th Floor**

Appendix D

Alliance Capital Management L.P.

Frequently Asked Questions and Answers

Regarding Gifts, Entertainment and Inducements

1.	Question: Do gift certificates or gift cards constitute “cash or cash equivalents?”

Answer: Yes.

2.	Question: What is entertainment “consistent with the highest levels of ethics, integrity and professional propriety?”

Answer: Alliance employees are expected to understand that business entertainment should always be appropriate and in conformance with the highest professional standards. For example, venues which exclude particular classes of people based on their gender or ethnicity are inappropriate on their face, as are those that provide adult entertainment of any kind.

3.	Question: What is a “personal gift?”

Answer: Examples of personal gifts include gifts for weddings, birthdays and family occasions. This includes gifts to individuals where the relationship started as a business relationship. These gifts are not reimbursable. Under certain circumstances, however, gifts on behalf of the firm such as a retirement or a bereavement gift, may be considered business gifts and therefore reimbursable. Employees must obtain prior written approval from their supervisor and the Compliance Department to obtain reimbursement for a personal gift.

4.	Question: What about broad-based events such as “a day at the circus” and family picnics?

Answer: All entertainment events should have a valid business purpose. Events have a valid business purpose when they provide an opportunity to meaningfully discuss Alliance’s products and services or other legitimate business topics. If there is no valid business purpose or only a superficial one, employees may neither host nor, in general, attend such events.

5.	Question: What types of entertainment are “too extravagant?”

Answer: Entertainment may not be so extravagant as to raise questions of impropriety. Employees must use common sense and good judgment when hosting or attending entertainment events. For example, a regular season sporting event may be appropriate, but other events for which demand causes the market value to significantly exceed a ticket’s stated price (such as the World Series or the Super Bowl) would be considered extravagant. Similarly, any entertainment that involves significant travel (e.g., a plane trip) is likely to be considered extravagant (e.g., a trip to the Masters Golf tournament).

6.	Question: What needs to be reported to the Compliance Department?

Answer: Transparency is a key principle of this policy. Therefore, employees must report the acceptance of all gifts, business meals, entertainment, transportation and lodging that are valued at more than US $50. As detailed in the policy, investment professionals generally must report the receipt of all items, regardless of value (other than non-meal snacks), received from issuers of securities they cover.

D-1